Exhibit 10.1

EMPLOYEE MATTERS AGREEMENT

by and between

EXELIS INC.

and

VECTRUS, INC.

dated as of

September 25, 2014

i

ii

Section 15.11.	Notices	41
Section 15.12.	Counterparts	41
Section 15.13.	Severability	41
Section 15.14.	Governing Law	41
Section 15.15.	Dispute Resolution	42
Section 15.16.	Performance	42
Section 15.17.	Construction	42
Section 15.18.	Effect if Distribution Does Not Occur	42
Section 15.19.	Code Sections 162(m) and 409A	42

iii

EMPLOYEE MATTERS AGREEMENT

THIS EMPLOYEE MATTERS AGREEMENT, dated as of September 25, 2014, is entered into by and between Exelis Inc. (“Exelis”), and Vectrus, Inc. (“Vectrus”). Exelis and Vectrus are also referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Exelis has determined that it would be appropriate, desirable and in the best interests of Exelis and the shareholders of Exelis to separate the Vectrus Business from Exelis;

WHEREAS, Exelis and Vectrus have entered into the Separation and Distribution Agreement, dated as of September 25, 2014 (the “Distribution Agreement”), in connection with the separation of the Vectrus Business from Exelis (the “Transaction”) and the Distribution of Vectrus Common Stock to shareholders of Exelis;

WHEREAS, the Distribution Agreement also provides for the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the separation of Vectrus and its subsidiaries from Exelis; and

WHEREAS, to ensure an orderly transition under the Distribution Agreement, it will be necessary for the Parties to allocate between them Assets, Liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs, and certain other employment matters.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Distribution Agreement.

“2012 TSR Award” means a cash-based award granted under an Exelis Equity Plan that vests based upon total shareholder return over the performance period of January 1, 2012 through December 31, 2014.

“2013 TSR Award” means a cash-based award granted under an Exelis Equity Plan that vests based upon total shareholder return over the performance period of January 1, 2013 through December 31, 2015.

“2012 TSR Proration Factor” means the quotient obtained by dividing the elapsed time, measured in whole months, from January 1, 2012 through the last completed fiscal month ending on or before the Distribution Date by 36.

“2013 TSR Proration Factor” means the quotient obtained by dividing the elapsed time, measured in whole months, from January 1, 2013 through the last completed fiscal month ending on or before the Distribution Date by 36.

“Adjusted Exelis Option” has the meaning set forth in Section 5.2(b)(I).

“Adjusted Exelis RSU” has the meaning set forth in Section 5.4(a).

“Affiliate” has the meaning set forth in the Distribution Agreement.

“Agreement” means this Employee Matters Agreement, together with all schedules hereto and all amendments, modifications, and changes hereto entered into pursuant to Section 15.9.

“Assets” has the meaning set forth in the Distribution Agreement.

“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Benefit Management Records” has the meaning set forth in Section 4.3(b).

“Benefit Plan” means any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement providing for benefits, perquisites or compensation of any nature to any Employee, or to any eligible family member, dependent, or beneficiary of any such Employee, including pension plans (qualified and nonqualified), thrift plans, deferred compensation plans (qualified and nonqualified), supplemental pension plans and welfare plans, and contracts, agreements, policies, practices, programs, plans, trusts, commitments and arrangements providing for terms of employment, fringe benefits, severance benefits, change in control protections or benefits, medical, retiree medical, dental, vision, travel and accident, life, disability and accident insurance, tuition reimbursement, travel reimbursement, vacation, sick, personal or bereavement days, leaves of absences and holidays of Exelis or Vectrus, as applicable.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in McLean, Virginia are authorized or requested by Law to close.

“Change in Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions have been satisfied:

(a) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act disclosing that any Person, other than Vectrus or a Subsidiary or any employee benefit plan sponsored by Vectrus or a Subsidiary (or related trust), is the Beneficial Owner directly or indirectly of twenty percent (20%) or more of the outstanding shares of Vectrus Common Stock;

(b) any Person, other than Vectrus or a Subsidiary, or any employee benefit plan sponsored by Vectrus or a Subsidiary (or related trust), shall purchase shares pursuant to a tender offer or exchange offer to acquire any shares of Vectrus Common Stock (or securities convertible into shares of Vectrus Common Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the Person in question is the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of the outstanding shares of Vectrus Common Stock (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire shares of Vectrus Common Stock);

(c) the consummation of:

(I) any consolidation, business combination or merger involving Vectrus, other than a consolidation, business combination or merger involving Vectrus in which holders of shares of Vectrus Common Stock immediately prior to the consolidation, business combination or merger (x) hold fifty percent (50%) or more of the combined voting power of Vectrus (or the corporation resulting from the consolidation, business combination or merger or the parent of such corporation) after the merger and (y) have the same proportionate ownership of common stock of Vectrus (or the corporation resulting from the consolidation, business combination or merger or the parent of such corporation), relative to other holders of shares of Vectrus Common Stock immediately prior to the consolidation, business combination or merger, immediately after the consolidation, business combination or merger as immediately before;

(II) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Vectrus; or

(III) there shall have been a change in a majority of the members of the board of directors of Vectrus within a 12-month period unless the election or nomination for election by Vectrus’s shareholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who (x) were directors at the beginning of such 12-month period or (y) whose nomination for election or election as directors was recommended or approved by a majority of the directors who were directors at the beginning of such 12-month period; or

(d) any Person, other than Vectrus or a Subsidiary or any employee benefit plan sponsored by Vectrus or a Subsidiary (or related trust), becomes the Beneficial Owner of twenty percent (20%) or more of the shares of Vectrus Common Stock.

“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Section 601 et seq. of ERISA and at Section 4980B of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Disability Medical Benefits” means medical, dental and vision benefits provided before the Welfare Plan Implementation Date by an Exelis Welfare Plan or, after the Welfare Plan Implementation Date, by a Vectrus Welfare Plan, to Vectrus Group Employees who are Former Management Benefitted Employees and who became disabled under an Exelis Welfare Plan that provided long-term disability benefits before the Welfare Plan Implementation Date.

“Distribution” has the meaning set forth in the Distribution Agreement.

“Distribution Agreement” has the meaning set forth in the recitals to this Agreement.

“Distribution Date” has the meaning set forth in the Distribution Agreement.

“Effective Time” means the effective time of the Distribution.

“Employee” means any Exelis Group Employee, Former Exelis Group Employee or Vectrus Group Employee.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exelis” has the meaning set forth in the preamble to this Agreement.

“Exelis Benefit Plan” means any Benefit Plan sponsored or maintained by a member of the Exelis Group immediately prior to the Effective Time, excluding any such Benefit Plan that becomes a Vectrus Benefit Plan.

“Exelis Bonus Plan” means the Exelis Annual Incentive Plan for Executive Officers or the Exelis Inc. 1997 Annual Incentive Plan, as applicable, as may be amended from time to time.

“Exelis Common Stock” means the common stock, par value $0.01 per share, of Exelis.

“Exelis Common Stock Unit Fund” means an investment fund in the Exelis Salaried Investment and Savings Plan which holds Exelis Common Stock Units and cash.

“Exelis Common Stock Units” means units of the Exelis Common Stock Unit Fund.

“Exelis Director” means any individual who (a) is or was previously a non-employee member of the board of directors of Exelis, or (b) was a member of the board of directors of ITT Corporation prior to November 1, 2011.

“Exelis Entity” means any member of the Exelis Group.

“Exelis Equity Plan” means any equity incentive plan sponsored or maintained by Exelis immediately prior to the Effective Time.

“Exelis Excess Pension Plans” means collectively, the Exelis Inc. Excess Pension Plan IA, the Exelis Inc. Excess Pension Plan IIA, the Exelis Inc. Excess Pension Plan IB, and the Exelis Inc. Excess Pension Plan IIB.

“Exelis Excess Savings Plan” means the Exelis Inc. Excess Savings Plan.

“Exelis FSA” has the meaning set forth in Section 9.3(a)(I).

“Exelis Group” has the meaning set forth in the Distribution Agreement.

“Exelis Group Employee” means any individual who is or was previously employed by a member of the Exelis Group immediately prior to the Effective Time, excluding any Vectrus Group Employee.

“Exelis HRA” has the meaning set forth in Section 9.2(h)(I).

“Exelis HRA Participation Period” means any period of participation by a Vectrus Welfare Plan Participant who is a Management Benefitted Employee in an Exelis HRA during the plan year in which the Distribution occurs.

“Exelis Options” means options to purchase Exelis Common Stock granted pursuant to any Exelis Equity Plan.

“Exelis Pension Plan” means the Exelis Salaried Retirement Plan.

“Exelis Post-Distribution Share Value” means the closing per share price of Exelis Common Stock on the last Trading Day prior to the Distribution Date based on “ex-distribution” trading on the NYSE during Regular Trading Hours.

“Exelis Pre-Distribution Share Value” means the closing per share price of Exelis Common Stock on the last Trading Day prior to the Distribution Date based on “regular way” trading on the NYSE during Regular Trading Hours.

“Exelis Ratio” means the quotient obtained by dividing the Exelis Post-Distribution Share Value by the Exelis Pre-Distribution Share Value.

“Exelis Retiree Life Plan” means the Exelis Salaried Retiree Life Insurance Plan.

“Exelis Retiree Medical Plan” means the Exelis Salaried Retiree Medical Plan.

“Exelis RSAs” means restricted stock awards issued under any Exelis Equity Plan.

“Exelis RSUs” means restricted share units granted under any Exelis Equity Plan.

“Exelis Savings Plan” means the Exelis Salaried Investment and Savings Plan.

“Exelis Springing Rabbi Trust” means the grantor trust established by Exelis with Wells Fargo Bank, N.A. on November 2, 2011.

“Exelis Welfare Plan” means any Welfare Plan sponsored or maintained by any one or more members of the Exelis Group as of immediately prior to the Effective Time.

“FICA” has the meaning set forth in Section 4.1(f).

“FMLA” means the U.S. Family and Medical Leave Act, as amended, and the regulations promulgated thereunder.

“Former Exelis Group Employee” means all former employees of the Exelis Group who have an employment end date on or before the Effective Time, excluding all Vectrus Group Employees.

“Former Management Benefitted Employee” means a former Employee who (i) would have been a Management Benefitted Employee, but instead becomes entitled to long-term disability benefits under an Exelis Welfare Plan or (ii) who is or would have been a Management Benefitted Employee, but instead experiences a Qualifying Event prior to the Welfare Plan Implementation Date.

“Former TARS Employee” means a former Employee who (i) performed services to Exelis Tethered Radar, LLC prior to the Effective Time and who is entitled to long-term disability benefits under a Vectrus Welfare Plan or (ii) who is or was a TARS Employee who experiences a Qualifying Event before the Welfare Plan Implementation Date.

“FUTA” has the meaning set forth in Section 4.1(f).

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“Law” has the meaning set forth in the Distribution Agreement.

“Liabilities” has the meaning set forth in the Distribution Agreement.

“Management Benefitted Employee” means any Vectrus Group Employee who, as of the Effective Time or after the Effective Time but before the Welfare Plan Implementation Date, is providing or commences to provide, as the case may be, services to Vectrus other than as a PP Employee, including without limitation, each Vectrus Group Employee who resides or performs services primarily outside of the United States.

“NYSE” means the New York Stock Exchange.

“Notice of Creditable Coverage” means a certificate of creditable coverage issued in accordance with HIPAA.

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Person” has the meaning set forth in the Distribution Agreement.

“PP Employee” means any Vectrus Group Employee whose employment with Vectrus is covered by a contract or collective bargaining agreement listed on Appendix A or who works in a project management position identified on the then-attached “Exhibit A” to Amendment Four to the Exelis Systems Corporation Retirement and Savings Plan, including each Vectrus Group Employee who resides or performs services primarily outside the United States.

“Privacy Contract” means any contract entered into in connection with applicable privacy protection Laws or regulations.

“Qualified Beneficiary” has the meaning set forth in Treasury Regulation Section 54.4980B-3, Q&A-1.

“Qualifying Event” has the same meaning as set forth in Treasury Regulation Section 54.4980B-4, Q&A-1.

“Regular Trading Hours” means the period beginning at 9:30 A.M. New York City time and ending at 4:00 P.M. New York City time.

“Subsidiary” has the meaning set forth in the Distribution Agreement.

“TARS Employee” means any employee of Exelis actively providing services to Exelis Tethered Radar LLC, a wholly owned subsidiary of Exelis, before January 1, 2015, who is covered by a contract or collective bargaining agreement listed on Appendix A or who works in a project management position, identified in the then-attached “Exhibit A” to the Second Amendment to the Exelis Systems Corporation Retirement and Savings Plan.

“Tax” has the meaning set forth in the Tax Matters Agreement.

“Tax Matters Agreement” means the Tax Matters Agreement, dated as of September 25, 2014 by and among Exelis and Vectrus.

“Trading Day” means the period of time during any given calendar day, commencing with the determination of the opening price on the NYSE and ending with the determination of the closing price on the NYSE, in which trading and settlement in Exelis Common Stock or Vectrus Common Stock are permitted on the NYSE.

“Transaction” has the meaning set forth in the recitals to this Agreement.

“Transferred Group Entity” means each Exelis Entity that will become a Vectrus Entity as of the Effective Time.

“Transition Services Agreement” has the meaning set forth in the Distribution Agreement.

“TSR RSU” has the meaning set forth in Section 6.2(a).

“U.S.” means the United States of America.

“Vectrus” has the meaning set forth in the preamble to this Agreement.

“Vectrus 401(k) Plan” means the plan formerly known as Exelis Systems Corporation Retirement and Savings Plan, as amended and restated effective as of the Effective Time.

“Vectrus 401(k) Plan Beneficiaries” has the meaning set forth in Section 8.2.

“Vectrus Benefit Plan” means any Benefit Plan sponsored or maintained by a member of the Vectrus Group following the Effective Time.

“Vectrus Business” has the meaning set forth in the Distribution Agreement.

“Vectrus Common Stock” means the common stock, par value $0.01 per share, of Vectrus.

“Vectrus Common Stock Unit Fund” means an investment fund in the Vectrus 401(k) Plan that holds units of Vectrus Common Stock and cash.

“Vectrus Employee Option” has the meaning set forth in Section 5.2(b)(II).

“Vectrus Entity” means any member of the Vectrus Group, including any Transferred Group Entity.

“Vectrus Equity Plan” means the plan adopted by Vectrus prior to the Effective Time under which the Vectrus equity-based awards described in Article V shall be issued.

“Vectrus Excess Savings Plan” means the excess savings plan to be adopted by Vectrus as of the Effective Time, in accordance with Section 11.1.

“Vectrus Group” has the same meaning as the term “Vectrus Group” in the Distribution Agreement.

“Vectrus Group Employee” means any individual employed by any member of the Vectrus Group, including a Transferred Group Entity, immediately following the Effective Time.

“Vectrus HRA” has the meaning set forth in Section 9.2(h).

“Vectrus Post-Distribution Share Value” means the opening per share price of Vectrus Common Stock on the first Trading Day following the Effective Time based on “regular way” trading on the NYSE during Regular Trading Hours.

“Vectrus Ratio” means the quotient obtained by dividing the Vectrus Post-Distribution Share Value by the Exelis Pre-Distribution Share Value.

“Vectrus RSUs” has the meaning set forth in Section 5.4(b).

“Vectrus Welfare Plan” means any Welfare Plan sponsored or maintained by any one or more members of the Vectrus Group immediately after the Effective Time.

“Vectrus Welfare Plan Participant” means each Management Benefitted Employee, each PP Employee and each TARS Employee, and their eligible spouses, domestic partners and dependents, as the case may be, who is a participant in any of the Exelis Welfare Plans or the Vectrus Welfare Plans, as the case may be, prior to a Welfare Plan Implementation Date.

“WARN” means the U.S. Worker Adjustment and Retraining Notification Act, as amended, and the regulations promulgated thereunder, and any applicable state or local Law equivalent.

“Welfare Plan” means, where applicable, a “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, funding mechanism for a health savings account, a health care reimbursement account, wellness, prescription drug, dental, vision, and mental health and substance abuse coverage), disability benefits, life, accidental death and dismemberment or death benefits, business travel insurance, medical and dependent care flexible spending arrangements (including any associated group medial or dependent care plan), employee assistance programs, and paid time off programs, as applicable.

“Welfare Plan Implementation Date” means, with respect to (a) each Vectrus Welfare Plan, (i) for Management Benefitted Employees, January 1, 2015; and (ii) for PP Employees, the later of (A) the Effective Time or (B) the date on which Vectrus, or another Vectrus Entity, establishes and adopts the Vectrus Welfare Plan and (b) each Exelis Welfare Plan for TARS Employees, January 1, 2015.

Section 1.2. Interpretation. In this Agreement, unless the context clearly indicates otherwise:

(a) words used in the singular include the plural and words used in the plural include the singular;

(b) if a word or phrase is defined in this Agreement, its other grammatical forms, as used in this Agreement, shall have a corresponding meaning;

(c) reference to any gender includes the other gender and the neuter;

(d) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(e) the words “shall” and “will” are used interchangeably and have the same meaning;

(f) the word “or” shall have the inclusive meaning represented by the phrase “and/or”;

(g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;

(h) all references to a specific time of day in this Agreement shall be based upon Eastern Standard Time or Eastern Daylight Saving Time, as applicable, on the date in question;

(i) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified;

(j) accounting terms used herein shall have the meanings historically ascribed to them by Exelis and its Subsidiaries, including Vectrus for this purpose, in its and their internal accounting and financial policies and procedures in effect immediately prior to the date of this Agreement;

(k) reference to any Article, Section or schedule means such Article or Section of, or such schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

(l) the words “this Agreement,” “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision of this Agreement;

(m) the term “commercially reasonable efforts” means efforts which are commercially reasonable to enable a Party, directly or indirectly, to satisfy a condition to, or otherwise assist in, the consummation of a desired result and which do not require the performing Party to expend funds or assume Liabilities other than expenditures and Liabilities which are customary and reasonable in nature and amount in the context of a series of related transactions similar to the Distribution;

(n) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by this Agreement;

(o) reference to any Law (including statutes and ordinances) means such Law (including any and all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(p) references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; a reference to such Person’s “Affiliates” shall be deemed to mean such Person’s Affiliates following the Distribution and any reference to a third party shall be deemed to mean a Person who is not a Party or an Affiliate of a Party;

(q) if there is any conflict between the provisions of the main body of this Agreement and the schedules hereto, the provisions of the main body of this Agreement shall control unless explicitly stated otherwise in such schedule;

(r) unless otherwise specified in this Agreement, all references to dollar amounts herein shall be in respect of lawful currency of the U.S.;

(s) the titles to Articles and headings of Sections contained in this Agreement, in any schedule and Exhibit and in the table of contents to this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement; and

(t) any portion of this Agreement obligating a Party to take any action or refrain from taking any action, as the case may be, shall mean that such Party shall also be obligated to cause its relevant Subsidiaries to take such action or refrain from taking such action, as the case may be.

ARTICLE II

GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

Section 2.1. General Principles. It is the intention of Exelis and Vectrus that all employment-related Liabilities associated with Vectrus Group Employees, whether prior to, on or after the Effective Time, are to be assumed by Vectrus, except as otherwise specifically set forth herein. Each member of the Exelis Group and each member of the Vectrus Group shall take any and all reasonable action as shall be necessary or appropriate so that active participation in the Exelis Benefit Plans by all Vectrus Group Employees shall terminate in connection with the Distribution as and when provided under this Agreement (or if not specifically provided under this Agreement, as of the Effective Time).

(a) Except as otherwise provided in this Agreement, effective as of the Effective Time, one or more members of the Vectrus Group (as determined by Vectrus) shall assume, or continue the sponsorship of, and no member of the Exelis Group shall have any further Liability with respect to, or under, and Vectrus shall indemnify each member of the Exelis Group, and the officers, directors, and employees of each member of the Exelis Group, and hold them harmless with respect to any and all:

(I) individual agreements entered into between any member of the Exelis Group and any Vectrus Group Employee;

(II) agreements entered into between any member of the Exelis Group and any individual who is an independent contractor, or leasing organization, providing services primarily for the business activities of the Vectrus Group;

(III) collective bargaining agreements, collective agreements, trade union or works council agreements entered into between any member of the Exelis Group and any union, works council or other body representing only Vectrus Group Employees;

(IV) wages, salaries, incentive compensation (as the same may be modified by this Agreement), commissions, bonuses, and any other employee compensation or benefits payable to or on behalf of any Vectrus Group Employees after the Effective Time, without regard to when such wages, salaries, incentive compensation, commissions, bonuses, or other employee compensation or benefits are or may have been earned;

(V) moving expenses and obligations including those related to taxes (foreign and home), relocation, repatriation, international assignments, transfers or similar items incurred by or owed to any Vectrus Group Employees that have not been paid prior to the Effective Time;

(VI) immigration-related, visa, work application or similar rights, obligations and Liabilities related to any Vectrus Group Employees;

(VII) Liabilities under any Vectrus Benefit Plan; and

(VIII) Liabilities and obligations whatsoever with respect to claims made by, or with respect to any Vectrus Group Employees, in connection with any Exelis Benefit Plan, including but not limited to, such Liabilities relating to actions or omissions of or by any member of the Vectrus Group or any officer, director, employee or agent thereof on or prior to the Effective Time.

(b) Except as otherwise provided in this Agreement, effective as of the Effective Time, no member of the Vectrus Group shall have any further Liability for, and Exelis shall indemnify each member of the Vectrus Group, and the officers, directors, and employees of each member of the Vectrus Group, and hold them harmless with respect to any and all Liabilities and obligations whatsoever with respect to, claims made by or with respect to any Exelis Group Employees or Former Exelis Group Employees in connection with any Exelis Benefit Plan (other than with respect to Liabilities relating to Vectrus Group Employees), including such Liabilities relating to actions or omissions of or by any member of the Exelis Group or any officer, director, employee or agent thereof prior to, on or after the Effective Time.

Section 2.2. Service Credit.

(a) Service for Eligibility, Vesting, and Benefit Purposes. Except as otherwise provided in any other provision of this Agreement, the Vectrus Benefit Plans shall, and Vectrus shall cause each member of the Vectrus Group to, recognize each Vectrus Group Employee’s full service history with the Exelis Group for purposes of eligibility, vesting, determination of level of benefits and, to the extent applicable and subject to Section 2.4, benefit accruals under any Vectrus Benefit Plan for such Vectrus Group Employee’s service with any member of the Exelis Group on or prior to the Effective Time to the same extent such service would be credited under the Exelis Benefit Plans, as applicable. Notwithstanding anything to the contrary, in connection with any Employee’s break in service, any determination as to service credit shall be made under and in accordance with the applicable Vectrus Benefit Plan document, the terms of which shall control in the case of any conflict with this Section 2.2.

(b) Evidence of Prior Service. Notwithstanding anything to the contrary, but subject to applicable Law, upon reasonable request by one Party to the other Party, the first Party will provide to the other Party copies of any records reasonably available to the first Party to document such service, plan participation and membership of such Employees and reasonably cooperate with the first Party to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to any Employee.

Section 2.3. Plan Administration.

(a) Transition Services. The Parties acknowledge that the Exelis Group or the Vectrus Group may provide administrative services for certain of the other Party’s benefit programs for a transitional period under the terms of the Transition Services Agreement. The Parties agree to enter into a business associate agreement (if required by HIPAA or other applicable health information privacy Laws) in connection with such Transition Services Agreement.

(b) Participant Elections and Beneficiary Designations. Prior to the Effective Time, each participant in a Vectrus Benefit Plan shall execute such elections and beneficiary designations as are promulgated by the administrator of each Vectrus Benefit Plan. Notwithstanding the foregoing, if and to the extent a Vectrus Benefit Plan participant has failed to execute and file an updated election and/or designation, the participant elections and beneficiary designations made under any corresponding Exelis Benefit Plan prior to the Effective Time with respect to which Assets or Liabilities are transferred or allocated to Vectrus Benefit Plans in accordance with this Agreement shall continue in effect under the applicable Vectrus Benefit Plan to the extent permitted under the applicable Vectrus Benefit Plan, including deferral and payment form elections, dividend elections, coverage options and levels, beneficiary designations and the rights of alternate payees under qualified domestic relations orders, in each case, to the extent allowed by applicable Law.

Section 2.4. No Duplication or Acceleration of Benefits. Notwithstanding anything to the contrary in this Agreement or the Distribution Agreement, no participant in the Vectrus Benefit Plans shall receive benefits that duplicate benefits provided by the corresponding Exelis Benefit Plan. Furthermore, unless expressly provided for in this Agreement, the Distribution Agreement or required by applicable Law, no provision in this Agreement shall be construed to create any right to accelerate vesting, distribution of benefits or entitlements to any compensation or Benefit Plan on the part of any Exelis Group Employee, Former Exelis Group Employee, or Vectrus Group Employee.

Section 2.5. No Expansion of Participation. Unless otherwise expressly provided in this Agreement, as otherwise determined or agreed to by Exelis and Vectrus, as required by applicable Law, or as explicitly set forth in a Vectrus Benefit Plan, a Vectrus Group Employee shall be entitled to participate in the Vectrus Benefit Plans only to the extent that such Employee was entitled to participate in the corresponding Exelis Benefit Plan as in effect immediately prior to the Effective Time, with it being the intent of the Parties that this Agreement does not result in any expansion of the number of Vectrus Group Employees participating or the participation rights therein that they had prior to the Effective Time.

Section 2.6. Special Provisions. Notwithstanding any other provision in this Agreement to the contrary, each of the Chief Executive Officer and President, Senior Vice President and Chief Human Resources Officer, and Senior Vice President, Chief Legal Officer and Corporate Secretary of Exelis shall have the discretion, power and authority to adopt and implement special provisions, rules or procedures applicable to the employment, compensation and benefit arrangements of one or more individuals as are deemed equitable, necessary or advisable to give effect to the intentions of this Agreement, including without limitation, special provisions relating to (i) different equitable adjustments than as set forth in Article V, in the case of a grantee who has outstanding equity-based awards granted under any Exelis Equity Plan, where such grantee’s circumstances warrant a different treatment (including, but not limited to, grantees in jurisdictions outside of the U.S., to the extent applicable) to the extent that such Chief Executive Officer and President, Senior Vice President and Chief Human Resources Officer, and Senior Vice President, Chief Legal Officer and Corporate Secretary of Exelis deem such different treatment to be equitable, necessary or advisable, based on the advice of counsel; (ii) the good faith determination of the employer or former employer, as applicable, of each Employee; (iii) errors in the timing of employment transfers; (iv) issues pertaining to immigration Law requirements; (v) compliance with foreign, state and/or local Laws and (vi) any other decisions regarding the employment, compensation and benefit arrangements of one or more individuals as are deemed equitable, necessary or advisable that are not otherwise contemplated by this Agreement.

ARTICLE III

RETAINED LIABILITIES

Section 3.1. Liability for Exelis Pension Plan and Exelis Excess Pension Plans. Notwithstanding anything in Section 2.1 to the contrary, Exelis shall completely retain all Liabilities under the Exelis Pension Plan and the Exelis Excess Pension Plans, as well as any future benefits of any kind whatsoever, relating to Vectrus Group Employees, and no member of the Vectrus Group shall have any obligations or rights to any future benefits of any kind whatsoever, with respect thereto.

Section 3.2. Exelis Retiree Medical Plan. Notwithstanding anything in Section 2.1 to the contrary, Exelis shall retain all Liabilities under the Exelis Retiree Medical Plan relating to Vectrus Group Employees, and no member of the Vectrus Group shall have any obligations with respect thereto. Prior to the Effective Time, Exelis and Vectrus shall identify the Vectrus Group Employees who may become eligible to participate in the Exelis Retiree Medical Plan. For purposes of eligibility only and not towards the Exelis subsidy, the Exelis Retiree Medical Plan shall take into account the periods of service of the Vectrus Group Employee that Vectrus credits to the individual through the earliest of (1) the last day of the month preceding the date as of which payments from the Exelis Pension Plan begin, (2) the individual’s termination of employment with Vectrus and its Affiliates, (3) a Change in Control or (4) December 31, 2016. During the period from the Effective Time through December 31, 2016, Vectrus Systems Corporation shall provide to Exelis an updated record of service with Vectrus for each Vectrus Group Employee who is entitled to benefits under the Exelis Retiree Medical Plans.

Section 3.3. Exelis Retiree Life Plan. Notwithstanding anything in Section 2.1 to the contrary, all Liabilities under the Exelis Retiree Life Plan relating to Vectrus Group Employees shall be retained solely by Exelis, and no member of the Vectrus Group shall have any obligations with respect thereto. All eligibility service ends at the Effective Time and no future services with Vectrus will be recognized.

Section 3.4. Retirement Eligibility under the Exelis Pension Plan. Benefit accruals for Vectrus Group Employees under the Exelis Pension Plan shall end at the Effective Time. Each Vectrus Group Employee who has accrued a vested benefit under the Exelis Pension Plan may elect to begin distribution of his or her benefit following the Effective Time, subject to the terms of the Exelis Pension Plan as in effect at the time of such distribution or distributions. For purposes of determining an individual’s eligibility to receive a subsidized retirement benefit from the Exelis Pension Plan, the Exelis Pension Plan shall take into account the periods of service of the Vectrus Group Employee that Vectrus credits to the individual through the earliest of (1) the last day of the month preceding the date as of which payments from the Exelis Pension Plan begin, (2) the individual’s termination of employment with Vectrus and its Affiliates, (3) the individual’s death, (4) a Change in Control or (5) December 31, 2016. During the period from the Effective Time through December 31, 2016, Vectrus Systems Corporation shall provide to Exelis an updated record of each Vectrus Group Employee’s service with Vectrus through December 31, 2016.

Section 3.5. Additional Retirement Eligibility under the Exelis Excess Pension Plans. Benefit accruals under the Exelis Excess Pension Plans shall stop for Vectrus Group Employees at the Effective Time. For purposes of determining an individual’s eligibility to receive a subsidized retirement benefit from the Exelis Excess Pension Plans, the Exelis Excess Pension Plans shall take into account the periods of service of the Vectrus Group Employee that Vectrus credits to the individual through the earliest of (1) the last day of the month preceding the date as of which payments from the Exelis Excess Pension Plans begin, (2) the individual’s termination of employment with Vectrus and its Affiliates, (3) a Change in Control or (4) December 31, 2016. Notwithstanding the foregoing, no payments of benefits in respect of a Vectrus Group Employee shall be made or begin until the individual has incurred a separation from service from the Vectrus Group under the terms of the applicable Exelis Excess Pension Plans. During the period from the Effective Time through December 31, 2016, Vectrus Systems Corporation shall provide to Exelis an updated record of service with Vectrus for each Vectrus Group Employee who is entitled to benefits under the Exelis Excess Pension Plans through December 31, 2016.

Section 3.6. Vesting Under the Exelis Pension Plan and the Exelis Excess Pension Plans. The accrued benefits of a Vectrus Group Employee who has been credited with at least one year of service before the Effective Time under the Exelis Pension Plan and the Exelis Excess Pension Plans shall become fully vested and nonforfeitable at the Effective Time.

ARTICLE IV

ASSIGNMENT OF EMPLOYEES

Section 4.1. Active Employees.

(a) Vectrus Group Employees. Except as otherwise set forth in this Agreement, effective not later than immediately preceding the Effective Time, the employment of each Vectrus Group Employee shall be continued by a member of the Vectrus Group or shall be assigned and transferred to a member of the Vectrus Group (in each case, with such member as determined by Vectrus).

(b) Exelis Group Employees. Except as otherwise set forth in this Agreement, effective not later than immediately preceding the Effective Time, the employment of each Exelis Group Employee shall be continued by a member of the Exelis Group or shall be assigned and transferred to a member of the Exelis Group (in each case as determined by Exelis).

(c) At-Will Status. Notwithstanding the above or any other provision of this Agreement, nothing in this Agreement shall create any obligation on the part of any member of the Exelis Group or any member of the Vectrus Group to (i) continue the employment of any Employee or permit the return from a leave of absence for any period following the date of this Agreement or the Effective Time (except as required by applicable Law) or (ii) change the employment status of any Employee from “at will,” to the extent such Employee is an “at will” employee under applicable Law.

(d) Severance. The Parties acknowledge and agree that the Distribution and the assignment, transfer or continuation of the employment of Employees as contemplated by this Section 4.1 shall not be deemed a severance of employment of any Employee for purposes of this Agreement or any Benefit Plan of any member of the Exelis Group or any member of the Vectrus Group.

(e) Not a Change of Control/Change in Control. The Parties acknowledge and agree that neither the consummation of the Distribution nor any transaction in connection with the Distribution shall be deemed a “change of control,” “change in control,” “acceleration event” or term of similar import for purposes of any Exelis Benefit Plan, Vectrus Benefit Plan, Exelis Equity Plan or Vectrus Equity Plan.

(f) Payroll and Related Taxes. With respect to each Vectrus Group Employee, Exelis and Vectrus shall, and shall cause their respective Affiliates to (to the extent permitted by applicable Law and practicable) (a) treat Vectrus (or the applicable Vectrus Entity) as a “successor employer” and Exelis (or the applicable Exelis Entity) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, to the extent appropriate, for purposes of Taxes imposed under the United States Federal Insurance Contributions Act, as amended (“FICA”), or the United States Federal Unemployment Tax Act, as amended (“FUTA”) and (b) file tax returns, exchange wage payment information, and report wage payments made by the respective predecessor and successor employer on separate IRS Forms W-2 or similar earnings statements to each such Vectrus Group Employee for the tax year in which the Effective Time occurs, in a manner provided in Section 4.02(l) of Revenue Procedure 2004-53. For the avoidance of doubt, the collection of payroll taxes under FICA and FUTA will not restart upon or following the Effective Time with respect to each Vectrus Group Employee for the tax year during which the Effective Time occurs.

(g) Employment and Severance Arrangements; Expatriate Obligations. Vectrus will assume and honor, or will cause a Vectrus Entity to assume and honor, any agreements to which any Vectrus Group Employee is party with either any Exelis Entity or any joint venture with an Exelis Entity, including any (i) employment contract or (ii) retention or severance arrangement.

Section 4.2. Employment Law Obligations.

(a) WARN. After the Effective Time, (i) Exelis shall be responsible for providing any necessary WARN notice (and meeting any similar state Law notice requirements) with respect to any termination of employment of any Exelis Group Employee and (ii) Vectrus shall be responsible for providing any necessary WARN notice (and meeting any similar state Law notice requirements) with respect to any termination of employment of any Vectrus Group Employee.

(b) Compliance with Employment Laws. On and after the Effective Time, (i) each member of the Exelis Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related Laws and requirements relating to the employment of Exelis Group Employees and the treatment of any applicable Former Exelis Group Employees in respect of their former employment, and (ii) each member of the Vectrus Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related Laws and requirements relating to the employment of Vectrus Group Employees.

Section 4.3. Employee Records.

(a) Sharing of Information. Subject to any limitations imposed by applicable Law, Exelis and Vectrus (acting directly or through members of the Exelis Group or the Vectrus Group, respectively) shall provide to the other and their respective agents and vendors all information necessary for the Parties to perform their respective duties under this Agreement. The Parties also hereby agree to enter into any business associate arrangements that may be required for the sharing of any information pursuant to this Agreement to comply with the requirements of HIPAA.

(b) Transfer of Personnel Records and Authorization. Subject to any limitation imposed by applicable Law, as of the Effective Time or as soon as administratively practicable thereafter, Exelis shall transfer and assign to Vectrus all personnel records, all immigration documents, including I-9 forms and work authorizations, all payroll deduction authorizations and elections, whether voluntary or mandated by Law, including but not limited to W-4 forms and deductions for benefits under the applicable Vectrus Benefit Plan and all absence management records, Family and Medical Leave Act records, insurance beneficiary designations, flexible spending account enrollment confirmations, attendance, and return to work information relating to Vectrus Group Employees who participate in Vectrus Benefit Plans (“Benefit Management Records”). Subject to any limitations imposed by applicable Law, Exelis, however, may retain originals of, copies of, or access to personnel records, immigration records, payroll forms and Benefit Management Records as long as necessary to provide services to Vectrus (acting on its behalf pursuant to the Transition Services Agreement between the Parties entered into as of the date of this Agreement). Immigration records will, if and as appropriate, become a part of Vectrus’s public access file. Vectrus will use personnel records, payroll forms and Benefit Management Records for lawful purposes only, including calculation of withholdings from wages and personnel management. It is understood that following the Effective Time, Exelis records so transferred and assigned may be maintained by Vectrus (acting directly or through one of its Subsidiaries) pursuant to Vectrus’s applicable records retention policy.

(c) Access to Records. To the extent not inconsistent with this Agreement and any applicable privacy protection Laws or regulations or Privacy Contracts, reasonable access to Employee-related records after the Effective Time will be provided to members of the Exelis Group and members of the Vectrus Group pursuant to the terms and conditions of Sections 5.4 and 6.4 of the Distribution Agreement. In addition, notwithstanding anything to the contrary, Vectrus shall provide Exelis with reasonable access to those records necessary for its administration of any Benefit Plans or programs, or employment and compensation matters, on behalf of Exelis Group Employees and Former Exelis Group Employees after the Effective Time as permitted by any applicable privacy protection Laws or regulations or Privacy Contracts. Exelis shall also be permitted to retain copies of all restrictive covenant agreements with any Vectrus Group Employee in which any member of the Exelis Group has a valid business interest. In addition, Exelis shall provide Vectrus with reasonable access to those records necessary for its administration of any Benefit Plans or programs, or employment and compensation matters, on behalf of Vectrus Group Employees after the Effective Time as permitted by any applicable privacy protection Laws or regulations or Privacy Contracts. Vectrus shall also be permitted to retain copies of all restrictive covenant agreements with any Exelis Group Employee in which any member of the Vectrus Group has a valid business interest.

(d) Maintenance of Records. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all Employee-related information, Exelis and Vectrus shall comply with all applicable Laws, regulations and internal policies, and shall indemnify and hold harmless each other from and against any and all Liability, claims, actions, and damages that arise from a failure (by the indemnifying party or its Subsidiaries or their respective agents) to so comply with all applicable Laws, regulations, Privacy Contracts and internal policies applicable to such information.

(e) Confidentiality. Except as otherwise set forth in this Agreement, all records and data relating to Employees shall, in each case, be subject to the confidentiality provisions of the Distribution Agreement and any other applicable agreement and applicable Law, and the provisions of this Section 4.3 shall be in addition to, and not in derogation of, the provisions of the Distribution Agreement governing confidential information, including Section 8.6 of the Distribution Agreement.

(f) Cooperation. Each Party shall use commercially reasonable efforts to cooperate in sharing, retaining, and maintaining data and records that are necessary or appropriate to further the purposes of this Section 4.3 and for each Party to administer its respective Benefit Plans to the extent consistent with this Agreement and applicable Law, and each Party agrees to cooperate as long as is reasonably necessary to further the purposes of this Section 4.3. No Party shall charge another Party a fee for such cooperation.

(g) Labor Relations. To the extent required by applicable Law or any agreement with a labor union, works council or similar employee organization, Vectrus shall provide notice, engage in consultation and take any similar action which may be required on its part in connection with the Distribution and shall fully indemnify Exelis against any Liabilities arising from its failure to comply with such requirements.

ARTICLE V

EQUITY AND EQUITY-BASED COMPENSATION

Section 5.1. General Principles.

(a) Exelis and Vectrus shall take any and all reasonable actions as shall be necessary and appropriate to further the provisions of this Article V, including, to the extent practicable, providing written notice or similar communication to each Employee or director who holds one or more awards granted under any Exelis Equity Plan informing such Employee or director, as applicable, of (i) the actions contemplated by this Article V with respect to such awards and (ii) whether (and during what time period) any “blackout” period shall be imposed upon holders of awards granted under any Exelis Equity Plan during which time awards may not be exercised or settled, as the case may be.

(b) Following the Effective Time, a grantee who has outstanding equity-based awards under one or more of the Exelis Equity Plans and/or replacement equity-based awards under the Vectrus Equity Plan shall be considered to have been employed by the applicable plan sponsor before and after the Effective Time for purposes of (i) vesting and (ii) determining the date of termination of employment as it applies to any such award.

(c) No award described in this Article V, whether outstanding or to be issued, adjusted, substituted or cancelled by reason of or in connection with the Distribution, shall be adjusted, settled, cancelled, or exercisable, until in the judgment of the administrator of the applicable plan or program such action is consistent with all applicable Laws, including federal securities Laws. With respect to each outstanding stock option, the period during which such option is exercisable and the ultimate expiration date of the option will not be extended.

(d) From and after the Effective Time, all awards adjusted pursuant to this Article V shall be subject to the terms and conditions set forth in the applicable Exelis Equity Plan or Vectrus Equity Plan and corresponding award agreements. Without limiting the generality of the foregoing, from and after the Effective Time, all references to the applicable company in such Exelis Equity Plan or Vectrus Equity Plan, as applicable, including but not limited to, “Acceleration Event” and other administrative provisions requiring interpretation shall refer to the appropriate company to reflect the Transaction (e.g., the definition of “Acceleration Event” under the applicable Vectrus Equity Plan and corresponding award agreement shall mean an Acceleration Event with respect to Vectrus rather than Exelis).

(e) The adjustment or conversion of Exelis Options and Exelis RSUs shall be effected in a manner that is intended to avoid the imposition of any accelerated, additional, penalty or other Taxes on the holders thereof pursuant to Section 409A of the Code.

Section 5.2. Stock Options.

(a) General Principles. The adjustments provided for in this Section 5.2 with respect to the Exelis Options and Vectrus Options are intended to be effected in a manner compliant with Section 424(a) of the Code.

(b) Treatment of Stock Options Held by Exelis Employees, Former Exelis Group Employees and Exelis Directors.

(I) Exelis Group Employees, Former Exelis Group Employees and Exelis Directors. Each Exelis Option held by an Exelis Group Employee, a Former Exelis Group Employee or an Exelis Director shall remain an option to purchase Exelis Common Stock issued under the Exelis Equity Plan (each such option, an “Adjusted Exelis Option”). Subject to Section 5.1, each Adjusted Exelis Option shall be subject to the same terms and conditions from and after the Effective Time as the terms and conditions applicable to the corresponding Exelis Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(x) the number of Exelis Common Stock subject to each such Adjusted Exelis Option shall be equal to (A) the number of Exelis Common Stock subject to the corresponding Exelis Option immediately prior to the Effective Time divided by (B) the Exelis Ratio, with any fractional share rounded down to the nearest whole share; and

(y) the per-share exercise price of each such Adjusted Exelis Option shall be equal to (A) the per-share exercise price of the corresponding Exelis Option immediately prior to the Effective Time multiplied by (B) the Exelis Ratio, rounded up to the fourth decimal place.

(II) Vectrus Group Employees. Each Exelis Option held by a Vectrus Group Employee immediately prior to the Effective Time shall be converted as of the Effective Time into an option to purchase Vectrus Common Stock (each such award, a “Vectrus Employee Option”) pursuant to the terms of the Vectrus Equity Plan, subject to Section 5.1, subject to the same terms and conditions from and after the Effective Time as the terms and conditions applicable to the corresponding Exelis Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(x) the number of Vectrus Common Stock subject to each such Vectrus Employee Option shall be equal to (A) the number of Exelis Common Stock subject to the corresponding Exelis Option immediately prior to the Effective Time divided by (B) the Vectrus Ratio, with any fractional share rounded down to the nearest whole share; and

(y) the per-share exercise price or base price, as applicable, of each such Vectrus Employee Option shall be equal to (A) the per-share exercise price of the corresponding Exelis Option immediately prior to the Effective Time multiplied by (B) the Vectrus Ratio, rounded up to the fourth decimal place.

Section 5.3. Treatment of Exelis RSAs Held by Exelis Directors. Each outstanding Exelis RSA held immediately prior to the Effective Time by an Exelis Director shall participate in the Distribution on the same basis as other shares of Exelis Common Stock in accordance with the terms of the Distribution Agreement; provided, however, that any shares of Vectrus Common Stock received in connection with the Distribution shall be subject to the same vesting conditions, as applicable, to such Exelis RSA.

Section 5.4. Restricted Stock Units.

(a) Treatment of Exelis RSUs Held by Exelis Group Employees, Former Exelis Group Employees and Exelis Directors. Exelis RSUs held by an Exelis Group Employee, a Former Exelis Group Employee or an Exelis Director immediately prior to the Effective Time shall be adjusted by dividing (i) the number of Exelis RSUs subject to each grant by (ii) the Exelis Ratio (each such RSU, an “Adjusted Exelis RSU”). If the resulting quotient includes a fractional share, then the number of Exelis RSUs shall be rounded down to the nearest whole share. Subject to Section 5.1, the Adjusted Exelis RSUs shall be subject to the same terms and conditions from and after the Effective Time as the terms and conditions applicable to the corresponding Exelis RSUs immediately prior to the Effective Time.

(b) Treatment of Exelis RSUs Held by Vectrus Group Employees. Exelis RSUs held by a Vectrus Group Employee immediately prior to the Effective Time shall be replaced with an award under the Vectrus Equity Plan of a number of Vectrus restricted stock units (the “Vectrus RSUs”) determined by dividing (i) the number of Exelis RSUs subject to each grant by (ii) the Vectrus Ratio. If the resulting quotient includes a fractional share, then the number of Vectrus RSUs shall be rounded down to the nearest whole share. Subject to Section 5.1, the Vectrus RSUs shall be subject to the same terms and conditions (including, to the extent applicable, any Exelis dividend equivalent rights that have accrued on or prior to August 29, 2014) from and after the Effective Time as the terms and conditions applicable to the corresponding Exelis RSUs immediately prior to the Effective Time.

Section 5.5. Section 16(b) of the Exchange Act. By approving the adoption of this Agreement, the respective Board of Directors of each of Exelis and Vectrus intend to exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, by reason of the application of Rule 16b-3 thereunder, all acquisitions and dispositions of equity incentive awards by directors and officers of each of Exelis and Vectrus, and the respective Boards of Directors of Exelis and Vectrus also intend expressly to approve, in respect of any equity-based award, the use of any method for the payment of an exercise price and the satisfaction of any applicable Tax withholding (specifically including the actual or constructive tendering of shares in payment of an exercise price and the withholding of option shares from delivery in satisfaction of applicable Tax withholding requirements) to the extent such method is permitted under the applicable Exelis Equity Plan, Vectrus Equity Plan and any award agreement.

Section 5.6. Liabilities for Settlement of Awards.

(a) Settlement of Exelis Options. Exelis shall be responsible for all Liabilities associated with Exelis Options (regardless of the holder of such awards), including any option exercise, share delivery, registration or other obligations related to the exercise of the Exelis Options.

(b) Settlement of Vectrus Options. Vectrus shall be responsible for all Liabilities associated with Vectrus Options (regardless of the holder of such awards), including any option exercise, share delivery, registration or other obligations related to the exercise of the Vectrus Options.

(c) Settlement of Exelis RSAs and Exelis RSUs. Exelis shall be responsible for all Liabilities associated with Exelis RSAs and Exelis RSUs, including any share delivery, registration or other obligations related to the settlement of the Exelis RSAs and Exelis RSUs.

(d) Settlement of Vectrus RSAs and Vectrus RSUs. Vectrus shall be responsible for all Liabilities associated with Vectrus RSAs and Vectrus RSUs, including any share delivery, registration or other obligations related to the settlement of the Vectrus RSAs and Vectrus RSUs.

Section 5.7. Form S-8. Upon or as soon as reasonably practicable and subject to applicable Law, Vectrus shall prepare and file with the Securities Exchange Commission a registration statement on Form S-8 (or another appropriate form) registering under the Exchange Act the offering of a number of Vectrus Common Stock at a minimum equal to the number of shares subject to the Vectrus RSUs and the Vectrus Options. Vectrus shall use commercially reasonable efforts to cause any such registration statement to be kept effective (and the current status of the prospectus or prospectuses required thereby to be maintained) as long as any Vectrus RSUs and Vectrus Options remain outstanding.

Section 5.8. Tax Reporting and Withholding for Equity-Based Awards. Unless otherwise required by applicable Law, Exelis (or one of its Subsidiaries) will be responsible for all income, payroll, fringe benefit, social, payment on account or other tax reporting related to income of or otherwise owed by Exelis Group Employees or Former Exelis Group Employees from equity-based awards, and Vectrus (or one of its Subsidiaries) will be responsible for all income, payroll, fringe benefit, social, payment on account or other tax reporting related to or otherwise owed on income of Vectrus Group Employees from equity-based awards. Further, Exelis (or one of its Subsidiaries) shall be responsible for remitting applicable tax withholdings and related payments for Exelis Group Employees to each applicable taxing authority, and Vectrus (or one of its Subsidiaries) shall be responsible for remitting applicable tax withholdings and related payments for Vectrus Group Employees to each applicable taxing authority; provided, however, that to the extent necessary (and permissible) to effectuate the foregoing, either Exelis or Vectrus may act as agent for the other company by remitting amounts withheld in the form of shares or in conjunction with an exercise transaction and related payments to an appropriate taxing authority. For non-employee directors of Exelis or Vectrus, all compensation income realized from either Exelis equity-based awards or Vectrus equity-based awards will be reflected by a Form 1099 provided to such non-employee director by Exelis or Vectrus, as applicable, for each year. There will be no tax withholding made by either Exelis or Vectrus with respect to any equity-based awards for non-employee directors of Exelis or Vectrus.

Section 5.9. Cooperation. Each Party acknowledges and agrees to use commercially reasonable efforts to cooperate with each other and with third-party providers to effect withholding and remittance of Taxes, as well as required tax reporting, in a timely, efficient and appropriate manner to further the purposes of this Article V and to administer all employee equity awards that are outstanding immediately following the Effective Time (including all such equity awards that are adjusted in accordance with this Article V) to the extent consistent with this Agreement and applicable Law, for as long as is reasonably necessary to further the purposes of this Article V. No Party shall charge another Party a fee for such cooperation.

ARTICLE VI

TOTAL SHAREHOLDER RETURN AWARDS

Section 6.1. Treatment of 2012 TSR Awards for Vectrus Group Employees and Exelis Group Employees. On the Distribution Date, each 2012 TSR Award shall be converted into the right to receive (a) a cash payment, if any, equal to the product of (i) the 2012 TSR Proration Factor multiplied by (ii) the value of the 2012 TSR Award based on actual total shareholder return through the last completed fiscal month ending on or before the Distribution Date, and (b) a cash payment, if any, equal to the product of (i) (x) one (1) minus the (y) 2012 TSR Proration Factor multiplied by (ii) the value of the 2012 TSR Award based on assumed total shareholder return being achieved at target (i.e., 100%). Following the Distribution Date, the 2012 TSR Award, as adjusted pursuant to this Section 6.1, shall be paid at the time or times the 2012 TSR Award would otherwise have been paid in the ordinary course had the adjustments contemplated hereby and Distribution not occurred, in accordance with the terms of the applicable Exelis Equity Plan and corresponding 2012 award agreement.

Section 6.2. Treatment of 2013 TSR Awards.

(a) Treatment of 2013 TSR Awards for Vectrus Group Employees. On the Distribution Date, each 2013 TSR Award shall be converted into the right to receive (a) a cash payment, if any, equal to the product of (i) the 2013 TSR Proration Factor multiplied by (ii) the value of the 2013 TSR Award based on Exelis’ actual total shareholder return through the last completed fiscal month ending on or before the Distribution Date, and (b) Vectrus RSUs, to be approved no later than the first meeting of the compensation committee of the board of directors of Vectrus that is held following the Distribution Date, covering a number of shares of Vectrus Common Stock equal to the quotient of (i) the product of (x) (A) one (1) minus (B) the 2013 TSR Proration Factor multiplied by (y) the value of the 2013 TSR Award based on assumed total shareholder return being achieved at target divided by (ii) the closing fair market value of Vectrus Common Stock on the date such Vectrus RSU is granted (the “TSR RSU”). Following the Distribution Date, the 2013 TSR Award, as adjusted pursuant to this Section 6.2 (if any), shall, subject to the corresponding 2013 award agreement, vest on December 4, 2015. The cash payment with respect to the 2013 TSR Proration Factor (for the completed portion of the 2013 award) will be paid at the time or times the corresponding original 2013 TSR Award would otherwise have been paid in the ordinary course had the adjustments contemplated hereby and the Distribution not occurred, in accordance with the terms of the applicable Exelis Equity Plan and corresponding 2013 award agreement.

(b) Treatment of 2013 TSR Award for Exelis Group Employees. With respect to Exelis Group Employees, the original performance period to which the 2013 TSR Award relates shall continue and, subject to Section 5.1, be subject to the same terms and conditions of the 2013 TSR Award as in effect immediately prior to the Distribution Date; provided, however, that for purposes of determining whether the applicable total shareholder return previously approved for such 2013 TSR Award has been achieved, the Distribution shall be deemed to be a stock dividend with such proceeds reinvested in Exelis Common Stock.

ARTICLE VII

TREATMENT OF ANNUAL BONUSES FOR FISCAL YEAR 2014

As of the Effective Time, with respect to each Vectrus Group Employee who is eligible to receive an annual bonus pursuant to the terms of the Exelis Bonus Plan immediately prior to the Effective Time, Vectrus will (a) assume any such annual bonus liability, and (b) establish a new annual bonus plan with the same financial metrics applicable to each Vectrus Group Employee, payment provisions and other terms and conditions, in each case, as in effect under the Exelis Bonus Plan immediately prior to the Distribution, such that, subject to the required determinations by the compensation committee of the board of directors of Vectrus, such annual bonuses shall be paid to each Vectrus Group Employee in accordance with the terms of such annual bonus plan.

ARTICLE VIII

U.S. QUALIFIED DEFINED CONTRIBUTION PLANS

Section 8.1. Vectrus 401(k) Plan. At the Effective Time, Vectrus shall have assumed as the plan sponsor the Vectrus

401(k) Plan and shall take all action necessary to make each Vectrus Entity employing Vectrus Group Employees a participating employer in the Vectrus 401(k) Plan. Vectrus (acting directly or through its Affiliates) shall be responsible for any and all Liabilities and other obligations with respect to the Vectrus 401(k) Plan.

Section 8.2. Transfer of Exelis Savings Plan Assets. Not later than ninety (90) days following the Effective Time (or such later time as mutually agreed by the Parties), Exelis shall cause the accounts (including any outstanding loan balances) in the Exelis Savings Plan attributable to (A) Management Benefitted Employees who will participate in the Vectrus 401(k) Plan and (B) PP Employees who have account balances in the Exelis Savings Plan (collectively, the “Vectrus 401(k) Plan Beneficiaries”) and all of the assets in the Exelis Savings Plan related thereto to be transferred to the Vectrus 401(k) Plan, and Vectrus shall cause the Vectrus 401(k) Plan to accept such transfer of accounts and underlying assets and, effective as of the date of such transfer, to assume and to fully perform, pay, and discharge, all obligations of the Exelis Savings Plan relating to the accounts of the Vectrus 401(k) Plan Beneficiaries (to the extent the assets related to those accounts are actually transferred from the Exelis Savings Plan to the Vectrus 401(k) Plan). The transfer of assets invested in the Exelis Savings Plan shall be conducted in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(1)-1, and Section 208 of ERISA.

Section 8.3. Treatment of Vectrus Common Stock and Exelis Common Stock.

(a) Vectrus Common Stock Unit Fund; Vectrus Common Stock Held in Exelis Savings Plan Accounts. The Vectrus 401(k) Plan will provide, effective as of the Effective Time: (i) for the establishment of a Vectrus Common Stock Unit Fund; and (ii) that such Vectrus Common Stock Unit Fund shall receive a transfer of and hold all Vectrus Common Stock distributed in connection with the Distribution in respect of Exelis Common Stock Units held in Exelis Savings Plan accounts of Vectrus 401(k) Plan Beneficiaries. Vectrus Common Stock distributed in connection with the Distribution in respect of Exelis Common Stock Units held in Exelis Savings Plan accounts of Exelis Group Employees or Former Exelis Group Employees who participate in the Exelis Savings Plan shall be deposited in a Vectrus Common Stock Unit Fund under the Exelis Savings Plan. Any Vectrus Common Stock Units held in Exelis Savings Plan accounts of Vectrus 401(k) Plan Beneficiaries shall be transferred in kind to the trust underlying the Vectrus

401(k) Plan pursuant to Section 8.2 of this Agreement.

(b) Exelis Common Stock Units in Vectrus 401(k) Plan Accounts. Without limiting the generality of the provisions of Section 8.2, Exelis Common Stock Units held in Exelis Savings Plan accounts of Vectrus 401(k) Plan Beneficiaries prior to the Effective Time shall be transferred in kind to an Exelis Common Stock Unit Fund under the Vectrus 401(k) Plan pursuant to Section 8.2 of this Agreement.

Section 8.4. Tax Qualified Status. Vectrus will take all steps and make any necessary filings with the IRS to maintain the Vectrus 401(k) Plan so that such plan remains qualified under Section 401(a) of the Code and the related trust remains tax-exempt under Section 501(a) of the Code, including timely seeking and obtaining a favorable determination letter from the IRS as to such qualification at the times prescribed under Revenue Procedure 2007-44, 2007-28 I.R.B. 54, or corresponding successor guidance.

ARTICLE IX

U.S. WELFARE PLANS

Section 9.1. Establishment of Vectrus Welfare Plans.

(a) Management Benefitted Employees. On the Welfare Plan Implementation Date, Vectrus or another Vectrus Entity shall cause the Vectrus Welfare Plan Participants who are Management Benefitted Employees to become covered by a corresponding Vectrus Welfare Plan under terms and conditions that are similar to those of the Exelis Welfare Plans. The Exelis Welfare Plans shall cover the Vectrus Welfare Plan Participants who are Management Benefitted Employees for the portion of the 2014 calendar year following the Effective Time, as set forth in this Article IX, and to the extent not set forth in this Article IX, pursuant to a Transition Services Agreement, so that Management Benefitted Employees shall not experience an interruption in coverage. Schedule 9.1(a) sets forth all Vectrus Welfare Plans, all Exelis Welfare Plans and identifies the participating employers in each, before and after the Welfare Plan Implementation Date.

(b) PP Employees and TARS Employees. Vectrus or another Vectrus Entity shall ratify the adoption of the Vectrus Welfare Plans and assume sponsorship of the Vectrus Welfare Plans no later than the Effective Time. The Vectrus Welfare Plans shall cover the Vectrus Welfare Plan Participants who are PP Employees and, for the remainder of the 2014 calendar year, pursuant to a Transition Services Agreement, TARS Employees, so that there shall be no interruption of coverage. On the Welfare Plan Implementation Date, Exelis or another Exelis Entity shall cause the Vectrus Welfare Plan Participants who are TARS Employees to become covered by corresponding Exelis Welfare Plans.

(c) Coordination for Cessation of Coverages. For the avoidance of doubt, Vectrus Welfare Plan Participants who are:

(I) Subject to the conditions set forth in Section 9.2(a) and notwithstanding Section 9.2(i)(III), Management Benefitted Employees shall not participate in any Exelis Welfare Plan on or after the relevant Welfare Plan Implementation Date that applies to a corresponding Vectrus Welfare Plan;

(II) TARS Employees shall begin participating in Exelis Welfare Plans on January 1, 2015;

(III) PP Employees shall not participate in any Exelis Welfare Plans on and after the Effective Time;

(IV) Subject to the condition set forth in Section 9.2(b) and notwithstanding Section 9.2(i)(VIII), TARS Employees shall not participate in any Vectrus Welfare Plans after December 31, 2014; and

(V) Except as provided in subsection (II) above, Exelis Group Employees shall not participate in any Vectrus Welfare Plans at any time on or after the Effective Time.

Section 9.2. Transitional Matters Under Vectrus Welfare Plans and Exelis Welfare Plans; Treatment of Claims Incurred and Other Miscellaneous Matters.

(a) Liability for Claims Incurred Under Exelis Welfare Plans. The applicable Exelis Welfare Plans shall remain responsible for the adjudication and/or payment of unpaid covered claims that any Management Benefitted Employee incurs under any of the Exelis Welfare Plans before the Welfare Plan Implementation Date. Exelis shall cause such Exelis Welfare Plans to fully perform, pay and discharge all such claims. Claims for ongoing care for a Management Benefitted Employee under any of the Exelis Welfare Plans shall be allocated as follows:

(I) Outpatient Care. The applicable Exelis Welfare Plan shall be liable for the portion of ongoing outpatient care that is provided before the Welfare Plan Implementation Date, and the applicable Vectrus Welfare Plan shall be responsible for the portion of ongoing outpatient care that is provided after the Welfare Plan Implementation Date.

(II) Inpatient Care. The applicable Exelis Welfare Plan shall be liable for ongoing inpatient care (such as continuous hospitalization) that is provided without interruption before and after the Welfare Plan Implementation Date.

(III) Claims Incurred. For purposes of this Section 9.2(a), a claim or expense is deemed to be incurred (A) with respect to medical (including continuous hospitalization), dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or expense; (B) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or expense; and (C) with respect to long-term disability benefits, upon the date of an individual’s disability, as determined by the disability benefit insurance carrier or claims administrator, giving rise to such claim or expense.

(b) Liability for Claims Incurred Under Vectrus Welfare Plans. The applicable Vectrus Welfare Plans shall remain responsible for the adjudication and/or payment of unpaid covered claims that any TARS Employee incurs under any of the Vectrus Welfare Plans before the Welfare Plan Implementation Date. Vectrus shall cause such Vectrus Welfare Plans to fully perform, pay and discharge all such claims. Claims for ongoing care for a TARS Employee under any of the Vectrus Welfare Plans that are also group medical plans shall be allocated as follows:

(I) Outpatient Care. The applicable Vectrus Welfare Plan shall be liable for the portion of ongoing outpatient care that is provided before the Welfare Plan Implementation Date, and the applicable Exelis Welfare Plan shall be responsible for the portion of ongoing outpatient care that is provided after the Welfare Plan Implementation Date.

(II) Inpatient Care. The applicable Vectrus Welfare Plan shall be liable for ongoing inpatient care (such as continuous hospitalization) that is provided without interruption before and after the Welfare Plan Implementation Date.

(III) Claims Incurred. For purposes of this Section 9.2(b) a claim or expense is deemed to be incurred (A) with respect to medical (including continuous hospitalization), dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or expense; (B) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or expense; and (C) with respect to long-term disability benefits, upon the date of an individual’s disability, as determined by the disability benefit insurance carrier or claims administrator, giving rise to such claim or expense.

(c) For the avoidance of doubt, there shall be no allocation between Exelis and Vectrus with respect to unpaid covered claims that are either incurred but not processed or that are incurred but unreported prior to the Welfare Plan Implementation Date for any of the PP Employees participating in the Vectrus Welfare Plans.

(d) Credit for Deductibles and Other Limits.

(I) With respect to each Management Benefitted Employee, Vectrus and Exelis shall use reasonable efforts to provide that for purposes of any maximum benefit payable under any of the Vectrus Welfare Plans, the Vectrus Welfare Plans will recognize any expenses paid or reimbursed by the Exelis Welfare Plans with respect to such participant before the Welfare Plan Implementation Date, to the same extent such expense payments or reimbursements would be recognized in respect of an active plan participant under any of the applicable Exelis Welfare Plans.

(II) With respect to each TARS Employee, Exelis and Vectrus shall use reasonable efforts to provide that for purposes of any maximum benefit payable under any of the Exelis Welfare Plans, the Exelis Welfare Plans will recognize any expenses paid or reimbursed by the Vectrus Welfare Plans with respect to such participant before the Welfare Plan Implementation Date, to the same extent such expense payments or reimbursements would be recognized in respect of an active plan participant under any of the applicable Vectrus Welfare Plans.

(III) For the avoidance of doubt, PP Employees and TARS Employees shall remain in all Vectrus Welfare Plans as of the Effective Time. With regard to the plan year in which the Effective Time occurs, no credit toward deductibles, out-of-pocket maximums, limits on number of services or visits, or other similar limitations shall be given to a PP Employee or a TARS Employee, to the extent such amounts and usages are taken into account under the Vectrus Welfare Plans. Furthermore no special credits against any lifetime maximum benefit limit under any of the Vectrus Welfare Plans shall be made for any PP Employee or before the Welfare Plan Implementation Date, TARS Employees, because the Vectrus Welfare Plans will recognize any expenses paid or reimbursed by the Vectrus Welfare Plans with respect to such participant before the Effective Time.

(e) COBRA.

(I) Exelis shall be responsible for complying with the group health coverage continuation requirements of COBRA for Qualifying Events occurring before the Welfare Plan Implementation Date affecting a Management Benefitted Employee or a Former Management Benefitted Employee or his or her Qualified Beneficiaries with respect to each Management Benefitted Employee and Former Management Benefitted Employee who becomes a Qualified Beneficiary before the Welfare Plan Implementation Date.

(II) Vectrus shall be responsible for complying with the group health coverage continuation requirements of COBRA for Qualifying Events occurring before the Welfare Plan Implementation Date affecting a TARS Employee or a Former TARS Employee or his or her Qualified Beneficiaries with respect to each TARS Employee and Former TARS Employee who becomes a Qualified Beneficiary before the Welfare Plan Implementation Date.

(III) Exelis shall be responsible for complying with the group health coverage continuation requirements of COBRA for Qualifying Events occurring on or after the Welfare Plan Implementation Date affecting a TARS Employee or his or her Qualified Beneficiaries with respect to each TARS Employee who becomes a Qualified Beneficiary on or after the Welfare Plan Implementation Date.

(IV) Vectrus shall be responsible for complying with the group health coverage continuation requirements of COBRA for Qualifying Events occurring on or after the Welfare Plan Implementation Date affecting a Management Benefitted Employee or his or her Qualified Beneficiaries with respect to each Management Benefitted Employee who becomes a Qualified Beneficiary on or after the Welfare Plan Implementation Date.

(V) For the avoidance of doubt, Vectrus shall be responsible for complying with the group health care coverage requirements of COBRA for Qualifying Events with respect to each PP Employee or his or her Qualified Beneficiaries with respect to each PP Employee who becomes a Qualified Beneficiary on or after the Effective Time.

(VI) For the avoidance of doubt, Exelis and Vectrus shall cause such Exelis Welfare Plans or Vectrus Welfare Plans, as the case may be, to fully perform, pay and discharge all such claims for any Management Benefitted Employees, PP Employees and TARS Employees as set forth under subsections (I) through (V) of this subsection (e) for the duration of COBRA continuation coverage, as determined pursuant to Treasury Regulation Section 4980B-7, so that the Vectrus Welfare Plans shall not be liable for the payment of claims incurred under the Exelis Welfare Plans pursuant to subsections (I) and (III) of this subsection (e) and the Exelis Welfare Plans shall not be liable for the payment of claims incurred under the Vectrus Welfare Plans for claims incurred pursuant to subsections (II), (IV) and (V) of this subsection (e).

(f) HIPAA Notices of Creditable Coverage.

(I) The Exelis Welfare Plans shall be responsible for providing Notices of Creditable Coverage to all Management Benefitted Employees prior to the Welfare Plan Implementation Date. The Vectrus Welfare Plans shall be responsible for providing Notices of Creditable Coverage to all Management Benefitted Employees on and after the Welfare Plan Implementation Date; provided, however, that for periods during which coverage for Management Benefitted Employees under the Exelis Welfare Plans is at issue, Exelis will cooperate and use commercially reasonable efforts to provide Vectrus with information necessary for the Vectrus Welfare Plans to issue correct and complete Notices of Creditable Coverage.

(II) The Vectrus Welfare Plans shall be responsible for providing Notices of Creditable Coverage to all TARS Employees prior to the Welfare Plan Implementation Date. The Exelis Welfare Plans shall be responsible for providing Notices of Creditable Coverage to all TARS Employees on and after the Welfare Plan Implementation Date; provided, however, that for periods during which coverage for TARS Employees under the Vectrus Welfare Plans is at issue, Vectrus will cooperate and use commercially reasonable efforts to provide Exelis with information necessary for the Exelis Welfare Plans to issue correct and complete Notices of Creditable Coverage.

(III) For the avoidance of doubt, the Vectrus Welfare Plans shall be responsible for providing Notices of Creditable Coverage to all PP Employees on and after the Effective Time.

(g) Assumption of Liability for Disability Medical Benefits. Effective as of the Welfare Plan Implementation Date, any liability to provide Disability Medical Benefits to any Former Management Benefitted Employees who, under Section 9.2(i)(III) began receiving long-term disability benefits under an Exelis Welfare Plan before the Welfare Plan Implementation Date, shall be transferred to Vectrus, and no member of the Exelis Group shall have any obligations with respect thereto; provided, however, that neither Vectrus nor any member of the Vectrus Group shall have any obligation pursuant to the terms of this Agreement to continue any Disability Medical Benefits on or after the Welfare Plan Implementation Date.

(h) Additional Details Regarding HRA. Pursuant to Section 9.1, Vectrus or another Vectrus Entity shall establish and adopt Vectrus Welfare Plans that will no later than the Welfare Plan Implementation Date provide HRA benefits to eligible Vectrus Welfare Plan Participants who are Management Benefitted Employees. To the extent that any of the Vectrus Welfare Plans provides HRA benefits (each, a “Vectrus HRA”), such Vectrus Welfare Plans shall be effective as of the Welfare Plan Implementation Date.

(I) It is the intention of the Parties that all activity under an HRA attributable to a Vectrus Welfare Plan Participant who is a Management Benefitted Employee for the plan year prior to the plan year in which the Welfare Plan Implementation Date occurs, be deemed to be activity under the Exelis Welfare Plans providing HRA benefits (each, an “Exelis HRA”). Accordingly, (A) the Exelis HRA Participation Period will be deemed to include a period when the Vectrus Welfare Plan Participant who is a Management Benefitted Employee participated in the corresponding Exelis HRA; (B) pursuant to Section 9.1(a), Exelis shall cause its wellness program benefits and incentives to be continued for Vectrus Welfare Plan Participants who are Management Benefitted Employees until August 31, 2014, under a Transition Services Agreement; (C) effective January 1, 2015, Vectrus shall, or shall cause another Vectrus Entity to, adopt its wellness program and incentives to extend benefits in satisfaction of Section 9.1(a) and Section 9.1(b); (D) all expenses incurred during the Exelis HRA Participation Period will be deemed to be incurred for Management Benefitted Employees under the corresponding Exelis HRA; and (E) any balance accrued under an Exelis HRA as of the Welfare Plan Implementation Date shall become a balance under the Vectrus HRA.

Notwithstanding anything in this Section 9.2(h), at and after the relevant Welfare Plan Implementation Date, the Vectrus Group shall assume, and cause the Vectrus Welfare Plans to be solely responsible for, all claims by Vectrus Welfare Plan Participants under the applicable Exelis HRA that were incurred but not paid, whether incurred prior to, on, or after the later of the Effective Time or the Welfare Plan Implementation Date, that have not been paid in full as of the Welfare Plan Implementation Date.

(i) Employees on Vacation, Leave or Disability.

(I) As of the Effective Time, Vectrus shall assume all Liabilities with respect to any Vectrus Group Employee who is a Management Benefitted Employee and, as of or following the Effective Time and prior to the Welfare Plan Implementation Date, who is or goes on vacation or who is on or commences an approved leave of absence, whether paid or unpaid (including leave under FMLA or corresponding state Law, short-term disability, military leave and other approved leave, including Liabilities for salary continuation, paid leave or continuing Benefit Plans).

(II) As of the Effective Time and until the Welfare Plan Implementation Date, Exelis shall cause the Exelis Welfare Plans to treat any Vectrus Group Employee who is a Management Benefitted Employee and, as of or following the Effective Time and prior to the Welfare Plan Implementation Date, who is or goes on vacation or who is on or commences an approved leave of absence, whether paid or unpaid (including leave under FMLA or corresponding state Law, short-term disability, military leave and other approved leave, including Liabilities for salary continuation, paid leave or continuing Benefit Plans) the same as an Exelis Group Employee or Former Exelis Group Employee would be treated under the Exelis Welfare Plans in the same or similar circumstance.

(III) For the avoidance of doubt, any Vectrus Group Employees who are Former Management Benefitted Employees and who qualify before the Welfare Plan Implementation Date for long-term disability benefits under an Exelis Welfare Plan shall remain in such long-term disability plan.

(IV) Notwithstanding subsections (I) and (II) above, any individual residing in California or another jurisdiction with specific rules that are not reflected in this provision and that must be followed, as the case may be, who would have become a Vectrus Group Employee as of the Effective Time but was on an approved leave of absence at the Effective Time shall become a Vectrus Group Employee following the conclusion of his or her approved leave or as Exelis and Vectrus shall agree pursuant to Section 2.6, as the case may be.

(V) As of the Effective Time, Vectrus shall assume and satisfy all Liabilities with respect to any Vectrus Group Employee who is a PP Employee and, as of or following the Effective Time, who is or goes on vacation or who is on or commences an approved leave of absence, whether paid or unpaid (including leave under FMLA or corresponding state Law, short-term disability, military leave and other approved leave, including Liabilities for salary continuation, paid leave or continuing Benefit Plans).

(VI) As of the Effective Time, Exelis shall assume all Liabilities with respect to any Exelis Group Employee who is a TARS Employee and, as of or following the Effective Time and prior to the Welfare Plan Implementation Date, who is or goes on vacation or who is on or commences an approved leave of absence, whether paid or unpaid (including leave under FMLA or corresponding state Law, short-term disability, military leave and other approved leave, including Liabilities for salary continuation, paid leave or continuing Benefit Plans).

(VII) As of the Effective Time and until the Welfare Plan Implementation Date, Vectrus shall cause the Vectrus Welfare Plans to treat any Exelis Group Employee who is a TARS Employee and, as of or following the Effective Time and prior to the Welfare Plan Implementation Date, who is on or goes on vacation or who is on or commences an approved leave of absence, whether paid or unpaid (including leave under FMLA or corresponding state Law, short-term disability, military leave and other approved leave, including Liabilities for salary continuation, paid leave or continuing Benefit Plans) the same as a PP Employee would be treated under the Vectrus Welfare Plans in the same or similar circumstance.

(VIII) For the avoidance of doubt, any Vectrus Group Employees who are PP Employees or Former TARS Employees and who qualify before the Welfare Plan Implementation Date for long-term disability benefits provided under a Vectrus Welfare Plan shall remain in such long-term disability plan.

(IX) Notwithstanding subsections (V), (VI) and (VII) above, any individual residing in California or another jurisdiction with specific rules that are not reflected in this provision and that must be followed, as the case may be, who would have become a Vectrus Group Employee as of the Effective Time but was on an approved leave of absence at the Effective Time shall become a Vectrus Group Employee following the conclusion of his or her approved leave or as Exelis and Vectrus shall agree pursuant to Section 2.6, as the case may be.

Section 9.3. Continuity of Benefits.

(a) Additional Details Regarding Flexible Spending Accounts.

(I) Pursuant to Section 9.1, Exelis shall cause its health care flexible spending account or dependent care flexible spending account (each, an “Exelis FSA”) benefits to be continued for Vectrus Welfare Plan Participants who are Management Benefitted Employees through December 31, 2014, pursuant to a Transition Services Agreement. Exelis shall bear the burden of experience losses and the benefit of experience gains for each Exelis FSA for the entirety of 2014.

(II) Effective as of the Effective Time, Vectrus or another Vectrus Entity shall withhold payroll deductions made pursuant to the terms of the Exelis FSAs as in effect prior to and after the Effective Time and remit such amounts to the Exelis FSAs within the period required by Labor Regulation Section 2510.3-102(a)(1) and any other applicable guidance for the health care flexible spending account and as soon as practicable for the dependent care flexible spending account.

(III) Effective January 1, 2015, Vectrus or another Vectrus Entity shall cause Vectrus Welfare Plan Participants who are Management Benefitted Employees to become eligible for health care flexible spending account benefits and dependent care flexible spending account benefits.

(IV) Vectrus or another Vectrus Entity shall establish and adopt Vectrus Welfare Plans that will provide health care flexible spending account benefits and dependent care flexible spending account benefits to Vectrus Welfare Plan Participants who are PP Employees and, pursuant to a Transition Services Agreement, all TARS Employees, effective as of the Effective Time. Vectrus shall bear the burden of experience losses and the benefit of experience gains with respect to the PP Employees and TARS Employees for the entirety of 2014.

(b) Additional Details Regarding Health Savings Accounts.

(I) Exelis shall cause its health savings account benefits to be continued for Vectrus Welfare Plan Participants who are Management Benefitted Employees through December 31, 2014 under the terms of a Transition Services Agreement.

(II) Pursuant to Section 9.1, Vectrus or another Vectrus Entity shall establish and adopt Vectrus Welfare Plans no later than the relevant Welfare Plan Implementation Date for each plan and will coordinate with a health savings account custodian to make available a health savings account option for eligible Vectrus Welfare Plan Participants who are Management Benefitted Employees. The health savings account option will provide health savings account benefits to eligible Management Benefitted Employees similar to the benefits provided to eligible participants in the Health Savings Plan option of the Exelis Welfare Plans. The health savings account made available in connection with the Vectrus Welfare Plans shall be effective as of the Welfare Plan Implementation Date.

(III) Pursuant to Section 9.1 and no later than the Effective Time, Vectrus or another Vectrus Entity shall ratify the adoption of the Vectrus Welfare Plans and assume sponsorship of the Vectrus Welfare Plans and will coordinate with a health savings account custodian to make available a health savings account option for eligible Vectrus Welfare Plan Participants who are PP Employees and, pursuant to a Transition Services Agreement, TARS Employees. The eligible Vectrus Welfare Plan Participants who are PP Employees or TARS Employees will remain covered by the Vectrus Welfare Plans without interruption of coverage.

(c) Employer Non-Elective Contributions.

(I) As of the Effective Time, Vectrus shall cause any Vectrus Welfare Plans that constitute a “cafeteria plan” under Section 125 of the Code to recognize and give effect to all non-elective employer contributions credited toward coverage of a Vectrus Welfare Plan Participant who is either a Management Benefitted Employee or a PP Employee under the corresponding Exelis Welfare Plan that is a cafeteria plan under Section 125 of the Code for the applicable plan year.

(II) For the avoidance of doubt, Vectrus shall cause all contributions for coverage made before the Welfare Plan Implementation Date for all Vectrus Welfare Plan Participants who are Management Benefitted Employees participating in Exelis Welfare Plans to be remitted to Exelis within the period required by Labor Regulation Section 2510.3-102(a)(1) and any other applicable guidance.

(d) Waiver of Conditions or Restrictions.

(I) Unless prohibited by applicable Law, the Vectrus Welfare Plans will waive all limitations, exclusions, service conditions, waiting period limitations or evidence of insurability requirements that would otherwise be applicable to a Vectrus Welfare Plan Participant who is a Management Benefitted Employee following the Welfare Plan Implementation Date to the extent that such Employee had previously satisfied such limitations under the corresponding Exelis Welfare Plans.

(II) Unless prohibited by applicable Law, the Exelis Welfare Plans will waive all limitations, exclusions, service conditions, waiting period limitations or evidence of insurability requirements that would otherwise be applicable to a Vectrus Welfare Plan Participant who is a TARS Employee following the Welfare Plan Implementation Date to the extent that such Employee had previously satisfied such limitations under the corresponding Exelis Welfare Plans.

Section 9.4. Welfare Plan Implementation Date. For the avoidance of doubt, the Parties may vary the Welfare Plan Implementation Date for each of the Vectrus Welfare Plans.

ARTICLE X

NON-U.S. WELFARE PLANS.

Section 10.1. Establishment of Non-U.S. Welfare Plans.

(a) Management Benefitted Employees. On the Welfare Plan Implementation Date, Vectrus or another Vectrus Entity shall cause the Vectrus Welfare Plan Participants who are Management Benefitted Employees and who reside or work outside the United States to become covered by Vectrus Welfare Plans set forth in Schedule 10.1(a). The Exelis Welfare Plans shall cover for the portion of the 2014 calendar year following the Effective Time the Vectrus Welfare Plan Participants who are Management Benefitted Employees and who reside or work outside the United States as set forth in this Article X and to the extent not set forth in this Article X, pursuant to a Transition Services Agreement, so that there shall be no interruption of coverage. To the extent such coverage does not commence until following the Effective Time, Vectrus shall indemnify Exelis for any continued participation by such employee in the corresponding Exelis Welfare Plan. Exelis will reasonably cooperate with Vectrus in complying with the immediately preceding sentence. Schedule 10.1(a) may be updated by mutual written consent of Exelis and Vectrus.

(b) PP Employees. Effective as of the Effective Time (or as soon as practicable thereafter), Vectrus, or another Vectrus Entity, shall ratify the adoption of the Vectrus Welfare Plans set forth in Schedule 10.1(a) and assume sponsorship of the Vectrus Welfare Plans no later than the Effective Time. The Vectrus Welfare Plans set forth in Schedule 10.1(a) shall cover the Vectrus Welfare Plan Participants who are PP Employees and who reside or work outside the United States and, for the remainder of 2014, pursuant to a Transition Services Agreement, TARS Employees who reside or work outside the United States so that there shall be no interruption of coverage. Exelis shall indemnify Vectrus for any continued participation by such TARS Employees in the corresponding Vectrus Welfare Plan. Vectrus will reasonably cooperate with Exelis in complying with the immediately preceding sentence. Schedule 10.1(a) may be updated by mutual written consent of Exelis and Vectrus at any time up to 60 days after the Effective Time.

(c) Coordination for Cessation of Coverages. For the avoidance of doubt, Vectrus Welfare Plan Participants who immediately prior to the Effective Time reside or work outside the United States and participate in a Vectrus Welfare Plan shall be treated as follows:

(I) Management Benefitted Employees shall not participate in an Exelis Welfare Plan on or after the relevant Welfare Plan Implementation Date for a corresponding Vectrus Welfare Plan;

(II) TARS Employees shall begin participating in Exelis Welfare Plans on January 1, 2015;

(III) PP Employees shall not participate in any Exelis Welfare Plans on and after the Effective Time;

(IV) TARS Employees shall not participate in any Vectrus Welfare Plans after December 31, 2014; and

(V) Except as provided in subsection (II) above, Exelis Group Employees shall not participate in any Vectrus Welfare Plans at any time on or after the Effective Time.

Section 10.2. Transitional Matters Under Vectrus Welfare Plans; Credit for Deductibles and Other Limits.

(a) Management Benefitted Employees. With respect to each Management Benefitted Employee who resides or works outside the United States and participates in an Exelis Welfare Plan listed on Schedule 10.1(a) immediately prior to the Effective Time, Vectrus and Exelis shall use reasonable efforts to provide that for purposes of any lifetime maximum benefit limit payable under any of the Vectrus Welfare Plans listed on Schedule 10.1(a), such Vectrus Welfare Plans will recognize any expenses paid or reimbursed by the Exelis Welfare Plans listed on Schedule 10.1(a) with respect to such participant before the Welfare Plan Implementation Date to the same extent such expense payments or reimbursements would be recognized in respect of an active plan participant under any of the applicable Exelis Welfare Plans listed on Schedule 10.1(a).

(b) TARS Employees. With respect to each TARS Employee who resides or works outside the United States and participates in a Vectrus Welfare Plan listed on Schedule 10.1(a) immediately prior to the Effective Time, Vectrus and Exelis shall use reasonable efforts to provide that for purposes of any lifetime maximum benefit limit payable under any of the Vectrus Welfare Plans listed on Schedule 10.1(a), the applicable Exelis Welfare Plans will recognize any expenses paid or reimbursed by the Vectrus Welfare Plans listed on Schedule 10.1(a) with respect to such participant before the Welfare Plan Implementation Date to the same extent such expense payments or reimbursements would be recognized in respect of an active plan participant under any of the applicable Exelis Welfare Plans listed on Schedule 10.1(a).

(c) PP Employees. For the avoidance of doubt, PP Employees who reside or work outside the United States and participate in a Vectrus Welfare Plan listed on Schedule 10.1(a) immediately prior to the Effective Time shall remain in all Vectrus Welfare Plans listed on Schedule 10.1(a) as of the Effective Time. No additional credit shall be given for the plan year in which the Effective Time occurs for any amount paid, number of services obtained or provider visits by such PP Employee toward deductibles, out-of-pocket maximums, limits on number of services or visits, or other similar limitations to the extent such amounts have already been taken into account under the Vectrus Welfare Plans set forth in Schedule 10.1(a). Any PP Employee who resides or works outside the United States shall not be credited with any additional lifetime maximum benefit limit under any of the Vectrus Welfare Plans set forth in Schedule 10.1(a) to the extent the Vectrus Welfare Plans have recognized expenses paid or reimbursed such expenses for such participant prior to the Effective Time.

ARTICLE XI

EXCESS SAVINGS PLAN

Section 11.1. Vectrus Excess Savings Plan. Effective as of the Effective Time, Vectrus shall, or shall cause another Vectrus Entity to, establish and adopt the Vectrus Excess Savings Plan. As of the Effective Time, no Vectrus Group Employee shall participate in the Exelis Excess Savings Plan, and any liabilities to a Vectrus Group Employee under the Exelis Excess Savings Plan shall be transferred to the Vectrus Excess Savings Plan. Any benefits payable from the Vectrus Excess Savings Plan shall be paid in accordance with the terms of that plan. To the extent that the benefits transferred to the Vectrus Excess Savings Plan are only payable upon a separation from service as determined under Treasury Regulation Section 1.409A-1(h), such benefits shall be payable only after the Vectrus Excess Savings Plan participant has incurred a separation from service from the Vectrus Group.

Section 11.2. Vectrus Springing Rabbi Trust. As soon as practicable following the Effective Time, Vectrus shall, or shall cause another Vectrus Entity to, adopt one or more grantor trusts in a form or forms that are substantially comparable to the Exelis Springing Rabbi Trust as in effect immediately prior to the Effective Time.

ARTICLE XII

WORKERS’ COMPENSATION AND UNEMPLOYMENT COMPENSATION

Section 12.1. Vectrus Workers’ Compensation. Effective as of the Effective Time, Vectrus, acting through the Vectrus Group Entity employing each Vectrus Group Employee, will be responsible for (and, to the extent it has not previously had such obligations, such Vectrus Entity shall assume): (a) the obligations for all claims and Liabilities relating to unemployment compensation benefits for all Vectrus Group Employees employed by that Vectrus Entity and (b) obtaining workers’ compensation insurance, including providing all collateral required by the insurance carriers.

Section 12.2. Vectrus Unemployment Compensation. Effective as of the Effective Time, the Vectrus Entity employing each Vectrus Group Employee shall have (and, to the extent it has not previously had such obligations, such Vectrus Entity shall assume) the obligations for all claims and Liabilities relating to unemployment compensation benefits for all Vectrus Group Employees employed by that Vectrus Entity. Effective as of the Effective Time, Vectrus, acting through the Vectrus Group Entity employing each Vectrus Group Employee, will be responsible for establishing new or transferred unemployment insurance employer accounts, policies and claims handling contracts with the applicable government agencies.

Section 12.3. Exelis Workers’ Compensation. Effective as of the Effective Time, the Exelis Entity employing each Exelis Group Employee shall have (and, to the extent it has not previously had such obligations, such Exelis Entity shall assume) the obligations for all claims and Liabilities relating to workers’ compensation for all Exelis Group Employees and Former Exelis Group Employees. Effective as of the Effective Time, the Exelis Entity formerly employing each Exelis Group Employee shall have (and, to the extent it has not previously had such obligations, such Exelis Entity shall assume) the obligations for all claims and Liabilities relating to workers’ compensation for all Former Exelis Group Employees.

Section 12.4. Exelis Unemployment Compensation. Effective as of the Effective Time, the Exelis Entity employing each Exelis Group Employee shall have (and, to the extent it has not previously had such obligations, such Exelis Entity shall assume) the obligations for all claims and Liabilities relating to unemployment compensation benefits for all Exelis Group Employees and Former Exelis Group Employees. Effective as of the Effective Time, the Exelis Entity formerly employing each Exelis Group Employee shall have (and, to the extent it has not previously had such obligations, such Exelis Entity shall assume) the obligations for all claims and Liabilities relating to unemployment compensation benefits for all Former Exelis Group Employees.

Section 12.5. Assignment of Contribution Rights. Exelis will transfer and assign (or cause another member of the Exelis Group to transfer and assign) to a member of the Vectrus Group all rights to seek contribution or damages from any applicable third party (such as a third party who aggravates an injury to a worker who makes a workers’ compensation claim) with respect to any workers’ compensation claim for which Vectrus is responsible pursuant to this Article XII. Vectrus will transfer and assign (or cause another member of the Vectrus Group to transfer and assign) to a member of the Exelis Group all rights to seek contribution or damages from any applicable third party (such as a third party who aggravates an injury to a worker who makes a workers’ compensation claim) with respect to any workers’ compensation claim for which Exelis is responsible pursuant to this Article XII.

Section 12.6. Collateral. On and after the Effective Time, Vectrus (acting directly or through a member of the Vectrus Group) shall be responsible for providing all collateral required by insurance carriers in connection with workers’ compensation claims for which Liability is allocated to the Vectrus Group under this Article XII. Exelis (acting directly or through a member of the Exelis Group) shall be responsible for providing all collateral required by insurance carriers in connection with workers’ compensation claims for which Liability is allocated to the Exelis Group under this Article XII.

Section 12.7. Cooperation. Vectrus and Exelis shall use commercially reasonable efforts to provide that workers’ compensation and unemployment insurance costs are not adversely affected for either of them by reason of the Distribution.

ARTICLE XIII

SEVERANCE

Exelis shall have no Liability or obligation under any Exelis severance plan(s) or policies with respect to Vectrus Group Employees who did not have a termination event prior to the Effective Time giving rise to a severance payment under such Exelis severance plan(s) or policies. Vectrus shall be liable for all severance payments to be paid to any Vectrus Group Employee under the applicable Exelis severance plan(s) or policies in which such Vectrus Group Employee participated immediately prior to the Effective Time, if, and to the extent that, the events giving rise to such severance payments occurred prior to the Effective Time. By no later than the Effective Time, Vectrus shall, or shall cause another Vectrus Entity to, adopt severance plan(s) or policies under which Vectrus Group Employees who, immediately prior to the Effective Time, shall be eligible to participate immediately following the Effective Time. Such Vectrus severance plan(s) or policies will provide terms and conditions for Vectrus Group Employees who are severed from the Vectrus Group following the Effective Time that are substantially similar to the terms and conditions provided under the applicable Exelis severance plan(s) or policies in which such Vectrus Group Employees participated immediately prior to the Effective Time. For the avoidance of doubt, the Distribution and the assignment, transfer or continuation of the employment of Vectrus Group Employees contemplated by Section 4.1 shall not be deemed a severance of employment for purposes of this Agreement and, effective as of the Effective Time, Vectrus Group Employees shall not be eligible to receive any severance payments or other benefits under any Exelis severance arrangements, plans, policies or guidelines, or agreements.

ARTICLE XIV

BENEFIT ARRANGEMENTS AND OTHER MATTERS

Section 14.1. Termination of Participation. Except as otherwise provided under this Agreement, effective as of immediately after the Effective Time, Vectrus Group Employees shall not be eligible to participate in any Exelis Benefit Plan.

Section 14.2. Restrictive Covenants in Employment and Other Agreements. To the fullest extent permitted by the agreements described in this Section 14.2 and applicable Law, Exelis shall assign, or cause an applicable member of the Exelis Group to assign, to Vectrus or a member of the Vectrus Group, as designated by Vectrus, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a member of the Exelis Group and a Vectrus Group Employee, with such assignment to be effective as of the Effective Time. To the extent that assignment of such agreements is not permitted, effective as of the Effective Time, each member of the Vectrus Group shall be considered to be a successor to each member of the Exelis Group for purposes of, and a third-party beneficiary with respect to, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a member of the Exelis Group and a Vectrus Group Employee, such that each member of the Vectrus Group shall enjoy all the rights and benefits under such agreements (including rights and benefits as a third-party beneficiary), with respect to the business operations of the Vectrus Group; provided, however, that in no event shall Exelis be permitted to enforce such restrictive covenant agreements against Vectrus Group Employees for action taken in their capacity as employees of a member of the Vectrus Group; provided, further, that for three years following the Effective Time, Exelis and Vectrus shall not be considered competitors under any non-competition provision applicable to any Exelis Group Employee or Vectrus Group Employee.

ARTICLE XV

GENERAL PROVISIONS

Section 15.1. Preservation of Rights to Amend. The rights of each member of the Exelis Group and each member of the Vectrus Group to amend, waive, or terminate any Benefit Plan shall not be limited in any way by this Agreement.

Section 15.2. Confidentiality. Each Party agrees that any information conveyed or otherwise received by or on behalf of a Party in conjunction herewith that is not otherwise public through no fault of such Party is confidential and is subject to the terms of the confidentiality provisions set forth herein and in the Distribution Agreement, including Section 4.3(e) of this Agreement and Section 8.6 of the Distribution Agreement.

Section 15.3. Administrative Complaints/Litigation. Except as otherwise provided in this Agreement, on and after the Effective Time, Vectrus shall assume, and be solely liable for, the handling, administration, investigation, and defense of actions, including ERISA, occupational safety and health, employment standards, union grievances, wrongful dismissal, discrimination or human rights, and unemployment compensation claims asserted at any time against Exelis or any member of the Exelis Group by any Vectrus Group Employee (including any dependent or beneficiary of any such Employee) or any other person, to the extent such actions or claims arise out of or relate to employment or the provision of services (whether as an employee, contractor, consultant, or otherwise) to or with respect to the business activities of any member of the Vectrus Group after the Effective Time. To the extent that any legal action relates to a putative or certified class of plaintiffs, which includes both Exelis Group Employees (or Former Exelis Group Employees) and Vectrus Group Employees and such action involves employment or benefit plan related claims, reasonable costs and expenses incurred by the Parties in responding to such legal action shall be allocated among the Parties equitably in proportion to a reasonable assessment of the relative proportion of Employees included in or represented by the putative or certified plaintiff class. The procedures contained in the indemnification and related litigation cooperation provisions of the Distribution Agreement shall apply with respect to each Party’s indemnification obligations under this Section 15.3.

Section 15.4. Reimbursement and Indemnification. Each Party agrees to reimburse the other Party, within 30 days of receipt from the other Party of reasonable verification or except as otherwise provided in the Transition Services Agreement, for all costs and expenses which the other Party may incur on its behalf as a result of any of the respective Exelis and Vectrus Welfare Plans, 401(k) plans, savings plans, retirement plans, Benefit Plans, and pension plans and, as contemplated by Article XIII, any termination or severance payments or benefits. All Liabilities retained, assumed, or indemnified against by Vectrus pursuant to this Agreement, and all Liabilities retained, assumed, or indemnified against by Exelis pursuant to this Agreement, shall in each case be subject to the indemnification provisions of the Distribution Agreement. Notwithstanding anything to the contrary, (i) no provision of this Agreement shall require any member of the Vectrus Group to pay or reimburse to any member of the Exelis Group any benefit-related cost item that a member of the Vectrus Group has paid or reimbursed to any member of the Exelis Group prior to the Effective Time; and (ii) no provision of this Agreement shall require any member of the Exelis Group to pay or reimburse to any member of the Vectrus Group any benefit-related cost item that a member of the Exelis Group has paid or reimbursed to any member of the Vectrus Group prior to the Effective Time.

Section 15.5. Costs of Compliance with Agreement. Except as otherwise provided in this Agreement, each Party shall pay its own expenses in fulfilling its obligations under this Agreement.

Section 15.6. Fiduciary Matters. Exelis and Vectrus each acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good-faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 15.7. Entire Agreement. This Agreement, together with the documents referenced herein (including the Distribution Agreement and the Benefit Plans), constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. To the extent any provision of this Agreement conflicts with the provisions of the Distribution Agreement, the provisions of this Agreement shall be deemed to control with respect to the subject matter hereof.

Section 15.8. Binding Effect; No Third-Party Beneficiaries; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon any third parties any remedy, claim, liability, reimbursement, cause of action, or other right in excess of those existing without reference to this Agreement. Nothing in this Agreement is intended to amend any Benefit Plan or affect the applicable plan sponsor’s right to amend or terminate any Benefit Plan pursuant to the terms of such plan. The provisions of this Agreement are solely for the benefit of the Parties, and no current or former Employee, officer, director, or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement. This Agreement may not be assigned by any Party, except with the prior written consent of the other Parties.

Section 15.9. Amendment; Waivers. No change or amendment may be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties. Any Party may, at any time, (i) extend the time for the performance of any of the obligations or other acts of another Party, (ii) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by another Party with any of the agreements, covenants, or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by an authorized person of the Party to be bound thereby. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant, or agreement contained herein, nor shall any single or partial exercise of any such right preclude other or further exercises thereof or of any other right.

Section 15.10. Remedies Cumulative. All rights and remedies existing under this Agreement or the schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 15.11. Notices. Unless otherwise expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given: (i) when personally delivered, (ii) if mailed by registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter is refused by the addressee or its agent, (iii) if sent by overnight courier which delivers only upon the executed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent, or (iv) if sent by facsimile or electronic mail, on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (i), (ii) or (iii)), addressed to the attention of the addressee’s General Counsel at the address of its principal executive office or to such other address or facsimile number for a Party as it shall have specified by like notice.

Section 15.12. Counterparts. This Agreement, including the schedules hereto and the other documents referred to herein, may be executed in multiple counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

Section 15.13. Severability. If any term or other provision of this Agreement or the schedules attached hereto is determined by a non-appealable decision by a court, administrative agency, or arbitrator to be invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the court, administrative agency, or arbitrator shall interpret this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 15.14. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws, but not the Laws governing conflicts of Laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law), of the State of New York; provided that the Indiana Business Corporation Law, including the provisions thereof governing the fiduciary duties of directors of a Indiana corporation, shall govern, as applicable, the internal affairs of Exelis and Vectrus, as the case may be.

Section 15.15. Dispute Resolution; Consent to Jurisdiction and Waiver of Jury Trial. The procedures for negotiation and binding arbitration set forth in Article IX and Sections 11.18 and 11.19 of the Distribution Agreement shall apply to any dispute, controversy or claim (whether sounding in contract, tort or otherwise) that arises out of or relates to this Agreement, any breach or alleged breach hereof, the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the date hereof), or the construction, interpretation, enforceability, or validity hereof.

Section 15.16. Performance. Each of Exelis and Vectrus shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any member of the Exelis Group and any member of the Vectrus Group, respectively. The Parties each agree to take such further actions and to execute, acknowledge, and deliver, or to cause to be executed, acknowledged, and delivered, all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

Section 15.17. Construction. This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against any Party.

Section 15.18. Effect if Distribution Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Distribution Agreement is terminated prior to the Effective Time, this Agreement shall be of no further force and effect and shall be void ab initio.

Section 15.19. Code Sections 162(m) and 409A. Notwithstanding anything in this Agreement to the contrary (including the treatment of non-qualified deferred compensation plans, outstanding long-term incentive awards and annual incentive awards as described herein), Exelis and Vectrus agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that (i) a federal income tax deduction for the payment of any non-qualified deferred compensation plan, long-term incentive award, annual incentive award or other compensation is, to the extent prescribed under the terms of the applicable plan and award agreement, not limited by reason of Section 162(m) of the Code, and (ii) the treatment of any non-qualified deferred compensation plan, long-term incentive award, annual incentive award or other compensation does not cause the imposition of a penalty tax under Section 409A of the Code.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names by a duly authorized officer as of the date first written above.

EXELIS INC.

By:	/s/ Janet McGregor
Name: Janet McGregor
Title: Corporate Vice President and Treasurer

VECTRUS, INC.

By:	/s/ Michele Tyler
Name: Michele Tyler
Title: Vice President, General Counsel and Secretary

[Signature Page to Employee Matters Agreement]

Schedule 9.1(a)

to the

EMPLOYEE MATTERS AGREEMENT

by and between

EXELIS INC.

and

VECTRUS, INC.

dated as of

September 25, 20141

Name of Arrangement	Sponsoring Employer
Exelis Health Plan (EHP) – Cigna	Exelis
Exelis Health Savings Plan (EHSP) – Cigna	Exelis
Health Savings Account (HSA) – Cigna	Exelis
Health Savings Account Catch-Up Cigna	Exelis
Prescription Program – Express Script (Medco)	Exelis
Healthcare Flexible Spending Account (FSA) – Cigna	Exelis
Dependent Care Flexible Spending Account (DFSA) – Cigna	Exelis
Everyone Assistance Program (EAP)	Exelis
LiveHealthier (Wellness Portal) (Plan Year Ends 08/31/2014)	Exelis
Virgin Pulse (Plan Year Ends 08/31/2014)	Exelis
HMSA Hawaii Plan (HMO)(BCBS)	Exelis
HMSA Hawaii Plan (PPO)(BCBS)	Exelis
Cigna Group High Deductible Health Plan	VSC[2]
Cigna Group High PPO Health Plan	VSC
Cigna Group Low PPO Health Plan	VSC
Medical Bridge Plan – Colonial	VSC
HMSA Hawaii Plan (HMO)(BCBS)	VSC
HMSA Hawaii Plan (PPO)(BCBS)	VSC
Health Savings Account (HSA) – Cigna	VSC
Health Savings Account Catch-Up – Cigna	VSC
Health Care Flexible Spending Account (HFSA) - TASC	VSC
Dependent Care Flexible Spending Account (DFCA) – TASC	VSC
National EyeMed Vision Plan	Exelis
EyeMed Plan C	VSC
EyeMed Plan H	VSC
National MetLife Dental PPO Plan	Exelis
Delta Dental	VSC
Short-Term Disability (Payroll Practice)(MetLife Determination)	Exelis
Long-Term Disability – MetLife	Exelis
Individual Disability Insurance – UNUM	Exelis
Short-Term Disability – Base (Cigna)	VSC
Short-Term Disability – Buy Up (Cigna)	VSC

[1]	Terms not defined herein are defined in the Employee Matters Agreement. Except as noted herein, the participating employers in each arrangement are the same before and after the Welfare Plan Implementation Date.
[2]	“VSC” refers to Vectrus Systems Corporation, a wholly owned subsidiary of Vectrus. It is contemplated that VSC will ratify the adoption of the Vectrus Welfare Plans and assume sponsorship of the Vectrus Welfare Plans no later than the Effective Time in satisfaction of the condition set forth in Section 9.1(b) of the Employee Matters Agreement.

Name of Arrangement	Sponsoring Employer
Disability Medical Benefits[3]	VSC
Cigna Voluntary Short-Term Disability Enhanced Professional	VSC
Short-Term Disability (Payroll Practice)(Cigna Determination)	VSC
Cigna Voluntary Long-Term Disability – Base Plan	VSC
Cigna Voluntary Long-Term Disability Buy Up Plan	VSC
Cigna Voluntary Long-Term Disability Enhanced Professional	VSC
Cigna Voluntary Long-Term Disability for MBEs	VSC
Life Insurance Plan – Basic MetLife	Exelis
Life Plus Program[4]	Exelis
Life Insurance Plan – Cigna	VSC
Life Plus Program[5]	VSC
Accidental Death and Dismemberment Plan – MetLife	Exelis
Voluntary Accident and Insurance (VIA) Plan – Nat’l Union[6]	Exelis
Voluntary Accident and Insurance (VIA) Plan - MetLife	Exelis
Business Travel Accident Insurance Plan – Nat’l. Union	Exelis
Accidental Death and Dismemberment – MetLife	VSC
Accident Plan – Colonial	VSC
Cancer Plan – Allstate	VSC
Business Travel and Accident Insurance – AIG[7]	VSC
Exelis Discount Mall Program	Exelis
Vectrus Discount Mall Program[8]	VSC
Exelis Group Auto and Home Insurance Plan	Exelis
Vectrus Group Auto and Home Insurance Plan[9]	VSC
Exelis Legal Assistance Plan – Hyatt	Exelis
Vectrus Legal Assistance Plan – TBD[10]	VSC
Excellus Medicare Blue Choice	Exelis
Aetna Golden Medicare Plan – NJ	Exelis
Aetna Golden Medicare Plan – NY	Exelis
Aetna Golden Medicare Plan – Southern CA	Exelis
Emblem Health Metro NY	Exelis
Emblem Health Nassau	Exelis
Health First Health Plans	Exelis

[3]	As set forth in Section 9.2(g) of the Employee Matters Agreement, Vectrus is assuming a liability in connection with providing Disability Medical Benefits. Exelis Systems Corporation does not currently provide Disability Medical Benefits to the PP Employees or TARS Employees. Neither Vectrus nor VSC plans to expand this benefit.
[4]	This plan is currently sponsored by Exelis. As of October 1, 2014, all current Management Benefitted Employees will move to direct bill with MetLife, as Exelis is terminating this arrangement effective September 30, 2014. VSC anticipates continuing this arrangement.
[5]	Effective as of the Welfare Plan Implementation Date, VSC plans to offer an updated life insurance arrangement similar to the “Life Plus Program” sponsored by Exelis.
[6]	Exelis is terminating this coverage in favor of Voluntary Accident and Insurance insured through MetLife. It is currently unknown whether Nat’l. Union will continue the program for the Management Benefitted Employees until the Welfare Plan Implementation Date. If not, the Management Benefitted Employees will be covered by the replacement policy issued by MetLife until the Welfare Plan Implementation Date.
[7]	VSC has arranged to add this coverage in lieu of Business Travel Accident Insurance Plan – Nat’l. Union sponsored by Exelis. Management Benefitted Employees and PP Employees have already transitioned to this coverage.
[8]	VSC does not intend to expand its benefit offerings to include a similar program.
[9]	Id.
[10]	Id.

2

Name of Arrangement	Sponsoring Employer
HealthNet Seniority Plus	Exelis
Horizon BCBS Medicare Blue	Exelis
Humana Gold Plus - Daytona	Exelis
Humana Gold Plus - Palm Beach	Exelis
Humana Gold Plus - South Florida	Exelis
Humana Gold Plus - Tampa	Exelis
Kaiser Northern CA (Pre-65)	Exelis
Kaiser Senior Advantage - Northern CA	Exelis
Kaiser Senior Advantage - Southern CA	Exelis
Kaiser Southern CA (Pre-65)	Exelis
Preferred Gold HMO – SSD	Exelis
Preferred Gold HMO Salaried	Exelis
United Healthcare - AZ	Exelis
United Healthcare - CA	Exelis
United HealthCare Medicare Complete - Arizona	Exelis
United HealthCare Medicare Complete - Florida	Exelis
United HealthCare Medicare Complete - Nevada	Exelis
United HealthCare Medicare Complete - New England/Rhode Island	Exelis
United HealthCare Medicare Complete - North Carolina	Exelis
United HealthCare Medicare Complete - Northern CA	Exelis
United HealthCare Medicare Complete - Ohio	Exelis
United HealthCare Medicare Complete - Southern CA	Exelis
Cigna Pre-65 Exelis Health Plan	Exelis
Cigna Pre-65 Exelis Health Savings Plan	Exelis
Cigna Post-65 Exelis Health Plan	Exelis
Exelis Salaried Retiree Life Insurance Plan	Exelis

3

Schedules 10.1(a) and (b)

to the

EMPLOYEE MATTERS AGREEMENT

by and between

EXELIS INC.

and

VECTRUS, INC.

dated as of

September 25, 20141

Name of Arrangement	Sponsoring Employer
Aetna Global Medical	Exelis
Aetna Global Dental	Exelis
Major Medical Plan (Puerto Rico) – Triple S2	Exelis
Dental DA20 (Puerto Rico) – Triple S3	Exelis
Open Access Plus (OAP) Global Plan	VSC[4]
Open Access Plus (OAP) Catastrophic Plan - Cigna	VSC
Open Access Plus (OAP) Other Country National (OCN) Plan – Cigna	VSC
Open Access Plan (OAP) Other Country National Catastrophic Plan – Cigna	VSC
Open Access Plus (OAP) Short-Term Abroad (STA) – Cigna	VSC
CIEB International Dental Plan	VSC
Dental OCN – Cigna International	VSC
Major Medical Plan (Puerto Rico) – Triple S5	VSC
Dental DA20 (Puerto Rico) – Triple S6	VSC

[1]	Terms not defined herein are defined in the Employee Matters Agreement.
[2]	Prior to the Welfare Plan Implementation Date, VSC (as defined below) will sponsor this arrangement for TARS Employees. As of the Welfare Plan Implementation Date, Exelis will assume sponsorship of this arrangement.
[3]	Id.
[4]	“VSC” refers to Vectrus Systems Corporation, a wholly owned subsidiary of Vectrus. It is contemplated that VSC will ratify the adoption of the Vectrus Welfare Plans and assume sponsorship of the Vectrus Welfare Plans no later than the Effective Time in satisfaction of the condition set forth in Section 10.1(b) of the Employee Matters Agreement.
[5]	Prior to the Welfare Plan Implementation Date, VSC will sponsor this arrangement for TARS Employees. As of the Welfare Plan Implementation Date, Exelis will assume sponsorship of this arrangement.
[6]	Id.